Exhibit 10.21

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MASTER FRANCHISE AND OPERATION AGREEMENT

between

JERSEY MIKE’S FRANCHISE SYSTEMS, LLC

and

JM SUBMARINES UK LTD

for

THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

Effective Date: December 31, 2025

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH : (I) NOT MATERIAL, AND (II) IS THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

i

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

	5.C.	Relocations and Closures	11

6.	Grant of Subfranchises and Support and Supervision of Subfranchisees		11

	6.A.	Subfranchise Agreements	11
	6.B.	Development Rights Agreements	12
	6.C.	Approval of Subfranchisees	13
	6.D.	Site Selection	13
	6.E.	Assistance to Subfranchisees	13
	6.F.	Enforcement of Agreements	13
	6.G.	Grant of Successor Subfranchise Agreements and Terms	14

7.	Development and Operation of Master Franchisee Restaurants		14

	7.A.	Site Selection	14
	7.B.	Restaurant Construction	14
	7.C.	Opening and Restaurant Addendum	15
	7.D.	Condition and Appearance of Master Franchisee Restaurants	15
	7.E.	Products and Services	16
	7.F.	Approved Products, Distributors, and Suppliers	16
	7.G.	System Standards	17
	7.H.	Modification of System	18
	7.I.	Pricing	18

8.	Legal Requirements		18

	8.A.	Responsibility for Compliance with Legal Requirements	18
	8.B.	Compliance with Franchising and Other Legal Requirements	18
	8.C.	Data Protection	19
	8.D.	Good Business Practices	20
	8.E.	Corrupt Practices	21
	8.F.	Anti-Terrorism Laws	21
	8.G.	Modern Slavery	21

9.	Advertising and Marketing		22

	9.A.	Market Introduction Expenditures	22
	9.B.	Local Marketing	22
	9.C.	Local Marketing Spending Requirement	23
	9.D.	Marketing Fee Payable to Franchisor	23
	9.E.	System Website	23
	9.F.	Franchisee-Operated Online Platforms	24
	9.G.	Social Media	25

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

10.	Records, Reports and Inspections		25

	10.A.	Records	25
	10.B.	Reports	25
	10.C.	Inspections	26
	10.D.	Audits	27

11.	Marks		27

	11.A.	Goodwill and Ownership of Marks	27
	11.B.	Registration of Marks	28
	11.C.	Limitations on Use of Marks	28
	11.D.	Infringement Claims	28
	11.E.	Discontinuance of Use of Marks	28

12.	Confidential Information, Innovations and Translations		29

	12.A.	Confidential Information	29
	12.B.	Innovations	30
	12.C.	Language and Translations	31

13.	Exclusive Relationship		31

14.	Transfer		31

	14.A.	Transfer by Franchisor	31
	14.B.	Transfer by Master Franchisee	32
	14.C.	Franchisor’s Right of First Consideration	33

15.	Termination of this Agreement		34

	15.A.	Termination by Franchisor	34
	15.B.	Termination of Rights for any Master Franchisee Restaurant	36
	15.C.	Additional Remedies	36

16.	Rights and Obligations Upon Termination or Expiration		37

	16.A.	Payment of Amounts Owed	37
	16.B.	Use of Intellectual Property	37
	16.C.	De-identification of Jersey Mike’s Restaurants	38
	16.D.	Assumption of Subfranchise Agreements	38
	16.E.	Covenant Not to Compete	39
	16.F.	Continuing Obligations	39
	16.G.	No Compensation	39

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

17.	Relationship, Indemnification, and Insurance		40

	17.A.	Relationship of the Parties	40
	17.B.	No Liability for Acts of Other Party	40
	17.C.	Taxes	40
	17.D.	Indemnification and Defense	40
	17.E.	Insurance	41
	17.F.	No Commercial Agency; No Technology Transfer	42

18.	Enforcement		42

	18.A.	Severability and Substitution of Valid Provisions	42
	18.B.	Waiver of Obligations and Force Majeure	42
	18.C.	Costs and Attorneys’ Fees	43
	18.D.	Applying and Withholding Payments	43
	18.E.	Rights of Parties are Cumulative	44
	18.F.	Mediation	44
	18.G.	Arbitration	44
	18.H.	Governing Law	46
	18.I.	Consent to Jurisdiction	46
	18.J.	Waiver of Punitive Damages and Jury Trial	46
	18.K.	Binding Effect	47
	18.L.	Limitations of Claims	47
	18.M.	Construction	47
	18.N.	The Exercise of Franchisor’s Judgment	48
	18.O.	Further Assurances	48
	18.P.	No Recourse	48
	18.Q.	Governing Language	48

19.	Notices and Payments		48

20.	Representations, Warranties and Acknowledgments		49

21.	Contracts (Rights of Third Parties) Act 1999		50

EXHIBITS

Exhibit A	Definitions	A-1
Exhibit B	Basic Terms	B-1
Exhibit C	Master Franchisee Ownership and Brand Manager	C-1
Exhibit D	Form of Restaurant Addendum	D-1
Exhibit E	Marks	E-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

JERSEY MIKE’S

MASTER FRANCHISE AND OPERATION AGREEMENT

FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

This Master Franchise and Operation Agreement (the “Agreement”) is effective as of ___December 31_____, 2025 (the “Effective Date,” regardless of the dates of the Parties’ signatures) by and between JERSEY MIKE’S FRANCHISE SYSTEMS, LLC, a Delaware (U.S.A.) limited liability company with its principal business address at 2251 Landmark Place, Manasquan, New Jersey 08736, U.S.A. (“Franchisor”), and JM SUBMARINES UK LTD, a company organized under the laws of the United Kingdom (“Master Franchisee”). Franchisor and Master Franchisee are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

1. Preambles, Definitions and Organization of Master Franchisee

1.A. Preambles.

(1) Franchisor and its Affiliates have developed a method of granting franchises for, developing, operating, and marketing restaurants which are primarily identified by the Marks and use the System (collectively, “Jersey Mike’s Restaurants”). Jersey Mike’s Restaurants offer products, including Proprietary Products, for consumer consumption (but not resale) and use Franchisor’s (or its Affiliate’s) business system, business formats, methods, procedures, signs, designs, layouts, trade dress, standards, specifications, and Marks, all of which Franchisor (and its Affiliates) may improve, further develop, and otherwise modify from time to time (collectively, the “System”). “Proprietary Products” means the proprietary products, recipes, or formulations that Franchisor and its Affiliates have created and identified, and continue to create and identify, for the System.

(2) Franchisor and its Affiliates have developed, and Franchisor uses, promotes, and sublicenses, certain trademarks, service marks, and other commercial symbols in operating and marketing Jersey Mike’s Restaurants, including “JERSEY MIKE’S,” and Franchisor and its Affiliates may periodically create, use, and license or sublicense other trademarks, service marks, and commercial symbols for Jersey Mike’s Restaurants, all of which Franchisor and its Affiliates may modify from time to time (together with any phonetic, visual, or other equivalents or translations, collectively, the “Marks”).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(3) Master Franchisee has applied for the right to develop and operate Jersey Mike’s Restaurants, and to grant Subfranchises and Development Rights to Subfranchisees for Jersey Mike’s Restaurants, in the Territory, and Franchisor has approved Master Franchisee’s application relying on all of Master Franchisee’s representations, warranties, and acknowledgments in this Agreement.

1.B. Definitions and References. Any initially-capitalized terms not otherwise defined in this Agreement have the meanings given to them in Exhibit A.

1.C. Organization of Master Franchisee. Only Master Franchisee is authorized to act as the master franchisee of Jersey Mike’s Restaurants in the Territory, and otherwise to operate the business, under this Agreement. Master Franchisee must at all times faithfully, honestly, and diligently perform its obligations and fully exploit the rights granted under this Agreement.

1.D. Brand Manager. Concurrently with signing this Agreement, Master Franchisee must designate the individual listed on Exhibit C as the Brand Manager to act as Master Franchisee’s “Brand Manager.” The Brand Manager must exert substantially all of his or her business time and efforts to overseeing the JERSEY MIKE’S brand in the Territory, supervising Master Franchisee Restaurants and Subfranchisees, and fulfilling Master Franchisee’s obligations under this Agreement. The Brand Manager must also satisfactorily complete Franchisor’s Training Program under Section 3.A below. If the Brand Manager ceases to serve in such capacity, Master Franchisee must promptly designate a replacement Brand Manager who must satisfactorily complete the training that Franchisor then designates. The Brand Manager must be able to speak, read, and write the English language fluently.

1.E. Other Management Personnel. Master Franchisee agrees to hire, properly train, and maintain the number and level of management personnel required to perform Master Franchisee’s obligations under this Agreement, including with respect to developing, supervising, marketing, and operating Jersey Mike’s Restaurants in the Territory and properly supervising and training Subfranchisees. Master Franchisee must identify for Franchisor all such management personnel.

2. Master Franchise and Operating and Territorial Rights and Obligations

2.A. Grant of Rights.

(1) Direct Operating Rights. (a) Subject to this Agreement’s terms and conditions, Franchisor hereby grants to Master Franchisee the right (directly or through one or more subsidiaries) to: (i) directly develop and open Jersey Mike’s Restaurants in the Territory using the Marks and System; and (ii) own and operate each of those Jersey Mike’s Restaurants during the specific Restaurant Term for each such Jersey Mike’s Restaurant in compliance with this Agreement and in accordance with the System (the “Operating Rights”).

(b) As part of the Operating Rights granted under clause (a) above and as an additional minimum commitment under this Agreement, [******]

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(2) Subfranchising Rights. Subject to this Agreement’s terms and conditions, Franchisor hereby grants to Master Franchisee the right: (i) during the Development Term (and thereafter as the Development Term may be extended), to grant Subfranchises and Development Rights for the development and operation of Jersey Mike’s Restaurants the physical premises of which are located in the Territory and which must be developed and opened before the Development Term ends; and (ii) for the remainder of the Term after the Development Term is terminated or expires (with all rights and obligations other than those that apply only during the Development Term), to continue to function as the master franchisee under the Subfranchise Agreements with Subfranchisees that are in force as of the last day of the Development Term, including by granting Successor Subfranchises to such Subfranchisees in accordance with this Agreement. Franchisor will, at the request of the Master Franchisee, provide appropriate forms of Subfranchise Agreements and relevant disclosure statements which Master Franchisee will have the right to modify to reflect applicable law and regulations and the particular terms agreed to with the Subfranchisee. [********].

2.B. Granted and Reserved Rights at Non-Traditional Venues. The Jersey Mike’s Restaurants that Master Franchisee and its Subfranchisees are permitted to develop and open to satisfy the Development Schedule include Restaurants to be located in or at Non-Traditional Venues. In addition, Franchisor may from time to time identify or otherwise learn of opportunities for Jersey Mike’s Restaurants to be located in or at Non-Traditional Venues and, if so, shall use reasonable efforts to facilitate those opportunities being offered to Master Franchisee for development and operation. Restaurants in Non-Traditional Venues will count toward Master Franchisee’s compliance with the Development Schedule. [*******].

2.C. Territorial Rights of Master Franchisee. Until the expiration or termination of the Development Term, neither Franchisor nor its Affiliates will operate, or authorize any other person or entity to operate, a Jersey Mike’s Restaurant the physical premises of which is located within the Territory.

2.D. Reservation of Rights. Franchisor (and all Affiliates it has from time to time) at all times will have the right to engage in any activities it deems (or they deem) appropriate that are not expressly prohibited by this Agreement, whenever and wherever it (or they) desire, including:

(1) establishing and operating, and granting other persons and entities the right to establish and operate, on any terms and conditions that Franchisor or any such Affiliate deems appropriate, Jersey Mike’s Restaurants (a) in or at any locations outside the Territory during the Development Term, and (b) in or at any locations within or outside the Territory following the expiration or termination of the Development Term;

(2) establishing and operating, and granting other persons and entities the right to establish and operate, on any terms and conditions that Franchisor or any such Affiliate deems appropriate, restaurants or any similar or dissimilar businesses that are not in any way identified by the Marks or the System [******] at any locations, whether within or outside the Territory;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(3) exercising all rights relating directly or indirectly to the Marks, and all products and services associated with any of the Marks, in connection with any methods of distribution, except as specifically set forth in Section 2.C. This includes providing, and granting other persons and entities the right to provide, products and services that are similar or dissimilar to, or competitive with, any products and services provided at Jersey Mike’s Restaurants, whether identified by the Marks or other trademarks or service marks, regardless of the method of distribution (including through other retail outlets) [******]; and

(4) acquiring (regardless of the form of transaction) the assets or Ownership Interests of, or being acquired (regardless of the form of transaction) by, one or more businesses providing products and services similar or dissimilar to those provided at Jersey Mike’s Restaurants, and franchising, licensing, or creating other arrangements with respect to those businesses once acquired, [*****].

2.E. Potential Development of Jersey Mike’s Restaurants Outside Territory. (a) Master Franchisee has the right to propose to Franchisor the potential development of Jersey Mike’s Restaurants outside the Territory in other European countries, provided, however, that Franchisor has no obligation to approve such a request at any time and, if it is willing to grant its approval, has the right to condition such approval on any terms it deems best in its sole judgment.

(b) [*******].

3. Training. Guidance, Assistance, and Standards Compilations

3.A. Training Program and Expenses.

(1) Before the first Master Franchisee Restaurant opens in the Territory, Franchisor will furnish, at the location(s) it chooses, which may be at facilities in the United States or at acceptable locations in the Territory, its standard initial management training program on the development and operation of Jersey Mike’s Restaurants in the United States (as Franchisor may periodically modify it, the “Training Program”) to Master Franchisee’s Brand Manager, other senior personnel, and the number of Master Franchisee Restaurant personnel that Master Franchisee considers reasonably necessary. All attendees must satisfactorily complete the Training Program, as determined by Franchisor. The Training Program is conducted in the English language, is focused on Jersey Mike’s Restaurant development and operation in the United States, and does not address any issues involved in franchising, subfranchising, developing, operating, or marketing Jersey Mike’s Restaurants that are specific to the Territory. [******]. Franchisor also has the right to require Master Franchisee’s senior management to attend any orientation or training programs addressing the Jersey Mike’s Restaurant system and potential differences in the U.S. and United Kingdom and Republic of Ireland markets.

(2) Master Franchisee must pay all travel, living, and related expenses and compensation of its personnel who attend the Training Program and any other training programs, conferences, and conventions that Franchisor (at its sole option) determines to provide to Master Franchisee and/or any Subfranchisees.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

3.B. Restaurant Opening Assistance. As part of initial training, and subject to any travel restrictions imposed by any government authorities, Franchisor at its expense will send to the Territory—at the time, with the number of people (a minimum of two), for the number of new Master Franchisee Restaurants (which need not be more than four), and for the number of days (with a requirement of at least ten (10) days) Franchisor deems appropriate—an opening support team to assist Master Franchisee in opening a new Master Franchisee Restaurant in compliance with System Standards for Jersey Mike’s Restaurants. Master Franchisee must provide any assistance that Franchisor reasonably requests to secure the appropriate documentation for Franchisor’s personnel.

3.C. Ongoing Training. During the Term, Master Franchisee agrees to require the Brand Manager and its managerial and other employees timely to attend and successfully to complete all training that Franchisor designates as mandatory at the times and locations Franchisor designates.

3.D. System Change Training. If Franchisor implements a System Change, Franchisor has the right to require Master Franchisee’s Brand Manager and other personnel Franchisor designates to attend, within fifteen (15) days after announcement of the System Change, training for no more than one (1) week in the United States at Franchisor’s headquarters or at an operating Jersey Mike’s Restaurant. Master Franchisee must pay all travel and living expenses and compensation of its personnel who attend such System Change training (but no separate training fees will be charged).

3.E. Continuing Guidance and Support. Franchisor will provide such ongoing guidance and commercial and technical assistance during the Term as it deems appropriate (in its sole judgment but at a minimum consistent with the level of assistance provided by Franchisor to other franchisees) via e-mail and telephone consultations with Master Franchisee concerning the marketing, subfranchising, development, and operation of Jersey Mike’s Restaurants. As part of this assistance, Franchisor may furnish to Master Franchisee information on systems developed and implemented in, and/or products and services offered by, Jersey Mike’s Restaurants in the United States if Franchisor (in its sole judgment) determines the systems, products, and/or services would be useful for Jersey Mike’s Restaurants operating in the Territory. If Master Franchisee desires assistance from Franchisor in addition to that described above, and if Franchisor agrees to provide that assistance, Master Franchisee agrees to reimburse Franchisor for its related costs and expenses, including wages of Franchisor’s personnel.

3.F. Standards Compilations.

(1) Promptly after signing this Agreement, Franchisor will give Master Franchisee, for use during the Term, access to information and materials describing and detailing the System Standards for operating Jersey Mike’s Restaurants in the United States and which, at Franchisor’s option, also may contain additional information related to operating Jersey Mike’s Restaurants internationally (collectively, the “Standards Compilations”). Master Franchisee acknowledges that the Standards Compilations are focused primarily on Jersey Mike’s Restaurant development and operation in the United States and do not address any Legal Requirements or other issues involved in developing or operating Jersey Mike’s Restaurants that are specific to the Territory or any matters relating to subfranchising Jersey Mike’s Restaurants. The Standards Compilations may be

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

provided in written, electronic, or other tangible form, including being displayed on the System Website or another password-protected website. Master Franchisee must keep confidential any passwords and other digital identifications necessary to access the Standards Compilations through any media.

(2) Master Franchisee must submit to Franchisor for review any proposed modifications to the Standards Compilations, System, and/or System Standards that Master Franchisee believes are reasonably necessary to comply with Legal Requirements or for the commercial success of Jersey Mike’s Restaurants operating in the Territory. Franchisor will consider such proposed modifications in good faith, reject only those which it concludes (in its sole judgment) will harm or be inconsistent with the System or the JERSEY MIKE’S brand or the uniform image and operation of Jersey Mike’s Restaurants in the United States, and promptly notify Master Franchisee in writing whether it accepts or rejects any of the proposed modifications. Master Franchisee agrees to provide a copy of the Standards Compilations, as modified by Master Franchisee for use in the Territory (with Franchisor’s approval) according to the preceding sentence (collectively, the “Territory Standards Compilations”), to all Subfranchisees and appropriate Master Franchisee Restaurant personnel.

(3) Franchisor has the right to modify the Standards Compilations from time to time, and those modifications may require Master Franchisee to make corresponding changes to the Territory Standards Compilations. Within a reasonable time (not to exceed ninety (90) days) after receiving notice of any modifications of the Standards Compilations, Master Franchisee must submit to Franchisor the corresponding changes to the Territory Standards Compilations, which are subject to Franchisor’s review in accordance with Section 3.F(2). Master Franchisee also periodically during the Term may propose modifications to the approved Territory Standards Compilations in accordance with Section 3.F(2), which are subject to Franchisor’s prior approval in accordance with Section 3.F(2). Master Franchisee agrees to provide the modified Territory Standards Compilations to all Subfranchisees promptly after Franchisor approves them.

(4) Master Franchisee acknowledges and agrees that, despite participating in creating and modifying the Territory Standards Compilations, the Territory Standards Compilations are based on and derive from the Standards Compilations, the System, and the System Standards, the intellectual property rights to which are owned by Franchisor or its Affiliates. Therefore, Franchisor and its Affiliates will own all intellectual property, copyright and other rights, and title to and interest in the Territory Standards Compilations and the Standards Compilations. Upon Franchisor’s request, Master Franchisee must, and agrees to cause all individuals who participated in creating, modifying, or translating the Territory Standards Compilations to, execute written assignments and waivers to assign to Franchisor or its designate all intellectual property rights in those creations, modifications, and translations.

(5) Except for providing the Territory Standards Compilations to Master Franchisee Restaurant personnel and Subfranchisees pursuant to this Agreement and the applicable Subfranchise Agreement, Master Franchisee has no right to copy or disclose to any person or entity any part of the Territory Standards Compilations.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

3.G. Master Franchisee’s Training Program. Master Franchisee must develop—or adapt Franchisor’s existing training program—and submit to Franchisor for its approval a detailed plan for the training program that Master Franchisee intends to provide to Subfranchisees, including the positions of the personnel who will provide such training. To assist Master Franchisee in developing this plan, Franchisor will provide Master Franchisee information regarding the Training Program for Jersey Mike’s Restaurants operating in the United States. Master Franchisee agrees to make all changes to its training plan that Franchisor reasonably requests and to provide initial and ongoing training to Master Franchisee Restaurant personnel and Subfranchisees in accordance with such plan (as approved by Franchisor). Master Franchisee agrees to submit to Franchisor for approval, prior to their implementation, any proposed changes to the approved training plan. Franchisor will own all intellectual property, copyright and other rights, and title to and interest in Master Franchisee’s training program. Upon Franchisor’s request, Master Franchisee must, and agrees to cause all individuals who participated in creating, modifying, or translating the training program to, execute written assignments and waivers to assign to Franchisor or its designate all intellectual property rights in those creations, modifications, and translations.

As part of Master Franchisee’s obligation to provide training to Master Franchisee Restaurant personnel and Subfranchisees, Master Franchisee agrees within the timeframe Franchisor specifies to complete to Franchisor’s satisfaction the necessary training and attain the minimum standards and benchmarks that Franchisor periodically specifies to designate a Master Franchisee Restaurant as a “Certified Training Restaurant” for the Territory. During the Term, Franchisor has the right to establish further training requirements, standards, and benchmarks that a Master Franchisee Restaurant must satisfy to attain or retain its designation as a Certified Training Restaurant. Master Franchisee must provide training to Subfranchisees as required under the Subfranchise Agreements at a Certified Training Restaurant in the Territory.

If, after inspecting a Jersey Mike’s Restaurant in the Territory, Franchisor determines in its sole judgment that any Subfranchisee (or any of its personnel) requires additional, corrective, or remedial training, then Master Franchisee agrees to require the applicable Subfranchisee to attend such training conducted by Master Franchisee at the Certified Training Restaurant.

4. Fees and Payments

4.A. [*******]

4.B. [*******]:

(1) [*****].

(2) [*****].

4.C. [*****]

(1) [*****].

(2) [******].

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

4.D. [*****]

4.E. Technology Fee. Franchisor has the right to require Master Franchisee to pay Franchisor a Technology Fee, consistent with a similar fee paid by Jersey Mike’s Restaurants operating in the United States, for each Jersey Mike’s Restaurant operating in the Territory (both Master Franchisee Restaurants and Subfranchisee Restaurants) for use of and access to any technology that Franchisor periodically chooses to make available (though without any obligation to do so) for Restaurants operating in the Territory.

4.F. Payment Obligations. Master Franchisee shall not be obligated to pay any royalties or fees hereunder with respect to any Restaurant in the Territory for any period that Restaurant is not in operation.

4.G. Interest and Administrative Fee. All amounts that Master Franchisee owes to Franchisor or its Affiliates under this Agreement or any related agreement will bear interest after their due dates at the rate of six percent (6%) per annum or the highest legal rate permitted by Legal Requirements, whichever is less. This Section is not Franchisor’s agreement to accept any payments after they are due or its commitment to extend credit to or otherwise finance the business Master Franchisee operates under this Agreement. Subject to cure rights of Master Franchisee, Master Franchisee’s failure to pay Franchisor and its Affiliates all amounts when due is grounds for termination of this Agreement notwithstanding the provisions of this Section.

4.H. Withholding and Other Taxes.

(1) Definitions. For purposes of this Agreement, “Withholding Taxes” means non-resident income withholding taxes on net realized income or other similar taxes imposed by the competent government authority in the Territory. “Credited Withholding Taxes” means Withholding Taxes the payment of which permits a U.S. taxpayer under the U.S. Internal Revenue Code of 1986, as amended, to claim for U.S. federal income tax purposes, without regard to its particular tax situation, a direct, indirect, or deemed paid foreign tax credit for taxes paid to a foreign country. “Local Taxes” means any Withholding Taxes that are not Credited Withholding Taxes. For the avoidance of doubt, Local Taxes do not include any U.S. federal and state income taxes payable by Franchisor with respect to any transactions or payments contemplated by or pursuant to this Agreement.

(2) Process for Withholding Tax Payments. If Master Franchisee is required to make any deduction or withholding on account of Withholding Taxes from any amount payable to Franchisor under this Agreement (collectively, “Taxable Amounts”), Master Franchisee must (a) take all all reasonable steps to mitigate or eliminate such Withholding Taxes (including but not limited to under the terms of any relevant double taxation treaty), and (b) remit the Withholding Taxes to the applicable government authorities within such timeframe which may be required by law in respect of the relevant Withholding Taxes. Master Franchisee must complete and file (as applicable) all forms that any applicable government authority requires with respect to Withholding Taxes (including in relation to the reduction or elimination of the same) and provide copies of those completed and filed (as applicable) forms to Franchisor.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Master Franchisee is responsible for, and must indemnify and hold harmless Franchisor and its Affiliates against, any penalties, interest, and expenses incurred by or assessed against Franchisor or its Affiliates as a result of Master Franchisee’s failure to pay Withholding Taxes or to remit them timely to the appropriate taxing authority. Master Franchisee agrees fully and promptly to cooperate with Franchisor to provide any information and records Franchisor requests in connection with any application by Franchisor to any taxing authority relating to Master Franchisee or this Agreement.

If this Agreement requires Franchisor to refund or Franchisor otherwise agrees to refund to Master Franchisee any Taxable Amounts, Franchisor is not required to refund any amounts which Master Franchisee withheld from such Taxable Amounts unless and until: (a) Franchisor receives a refund of those amounts from the applicable government and/or agency; (b) Franchisor utilizes a foreign tax credit which is directly attributable to those amounts on its United States federal income tax return which is accepted by the United States Treasury; or (c) the period within which such credit may be reduced or disallowed has expired.

(3) Deduction for Credited Withholding Taxes. If Master Franchisee is required to make any deduction or withholding on account of Credited Withholding Taxes from any amount payable to Franchisor under this Agreement, Master Franchisee may deduct such Credited Withholding Taxes from the amount payable to Franchisor.

(4) Local Taxes. Payments that Master Franchisee is required to make to Franchisor or its Affiliates pursuant to this Agreement will be the gross amount determined according to the applicable provision of this Agreement without deduction for any Local Taxes except as may be required by applicable law.

(5) Status of Franchisor. Franchisor confirms and represents to Master Franchisee that (a) Franchisor is a resident of the United States of America for the purposes of, and is entitled to the benefits of the double taxation convention between the United Kingdom and the United States of America in respect to all amounts payable to Franchisor pursuant to this Agreement, (b) Franchisor does not have any establishment in the United Kingdom or the Republic of Ireland, and (c) Franchisor will notify Master Franchisee immediately in the events the statements in (a) or (b) are to be correct and complete.

4.I. Currency and Method of Payment.

(1) Master Franchisee will, unless otherwise specified, make all payments to Franchisor or its Affiliates under this Agreement in U.S. Dollars. Any conversion will be based on the spot exchange rate at which British pounds can be converted to U.S. Dollars for transfer to the United States at the Approved Bank on the date of payment by Master Franchisee. All fees assessed in connection with converting currencies or transmitting payments will be borne by Master Franchisee.

(2) [******]. Master Franchisee agrees to sign all documents and otherwise comply with all procedures that Franchisor periodically specifies to implement Franchisor’s electronic funds transfer or other payment process, as Franchisor periodically

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

modifies it. Master Franchisee will bear all costs and expenses of transferring payments to, and depositing payments in, the bank of Franchisor’s choosing.

5. Obligation to Meet Development Schedule

5.A. Development Schedule. Master Franchisee agrees to comply with the Development Schedule in each Development Period. The Development Schedule is not Franchisor’s representation, express or implied, that the Territory can support, or that there are sufficient sites for, the number of Jersey Mike’s Restaurants specified in the Development Schedule. The Development Schedule reflects Master Franchisee’s minimum obligation in the Territory with respect to developing Jersey Mike’s Restaurants under this Agreement, and Master Franchisee may in accordance with this Agreement recruit Subfranchisees to develop and open more Jersey Mike’s Restaurants in the Territory than the Development Schedule requires. If the number of Jersey Mike’s Restaurants open and operating in the Territory (including Restaurants opened during the period, but closed for remodeling, relocation or other temporary reasons) in accordance with this Agreement (and Subfranchise Agreements, if applicable) at the end of any Development Period exceeds the cumulative Development Schedule for that Development Period, then the excess Jersey Mike’s Restaurants will be counted toward the minimum Development Schedule (i.e., minimum number of Jersey Mike’s Restaurants to be opened) for the next Development Period.

If Master Franchisee (i) has fully and timely complied with its development obligations during the Development Term, (ii) is not then in material default of its obligations under this Agreement (or, if Master Franchisee is then in material default, Master Franchisee fully cures the default in the manner and by the deadline reasonably required by Franchisor), and (iii) notifies Franchisor in writing at least ninety (90) days before the end of the Development Term (or, if applicable, a then-current Development Term) that it desires to extend or renew the Development Term in order to develop and/or grant Subfranchises for additional Jersey Mike’s Restaurants to be located in the Territory, the Development Term will be extended for an additional ten years on the terms determined through good faith negotiations between Franchisor and Master Franchisee with respect to the number of additional Jersey Mike’s Restaurants to be opened and developed in the Territory during the extended ten year term, which shall take into account the then market conditions in the Territory including (a) the number of Jersey Mike’s Restaurants in the Territory per capita, (b) target area for additional penetration, and (c) operational performances of existing Jersey Mike’s Restaurants in the Territory.

5.B. Obligation to Develop Master Franchisee Restaurants. Master Franchisee agrees that it or one of its Master Franchisee Subsidiaries (and not a Subfranchisee) must develop and operate, in compliance with this Agreement and the Development Schedule, [*****]. The remaining Jersey Mike’s Restaurants in the Territory may be opened and operated by Master Franchisee, one or more Master Franchisee Subsidiaries, a Subfranchisee, or a joint venture arrangement between Master Franchisee or a Master Franchisee Subsidiary and a Subfranchisee, provided that (in the case of the joint venture arrangement) Master Franchisee or a Master Franchisee Subsidiary maintains the right to exercise control or to direct the day-to-day development, operations, marketing, and management of such Jersey Mike’s Restaurant.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5.C. Relocations and Closures. Master Franchisee and its Master Franchisee Subsidiaries may not, and Master Franchisee will not permit any Subfranchisees to, relocate any Jersey Mike’s Restaurant in the Territory without complying with the site selection requirements and other applicable provisions of this Agreement and the applicable Subfranchise Agreement that apply to developing and opening a new Jersey Mike’s Restaurant. Master Franchisee acknowledges that the Development Schedule requires a minimum number of Jersey Mike’s Restaurants to be open and operating at the end of each Development period. If a Jersey Mike’s Restaurant closes temporarily for remodeling, relocation or other reasons (but with the reasonable intention of reopening) before the end of a Development Period, it will be counted as open and operating at the end of the Development Period. Master Franchisee agrees to give Franchisor reasonable advanced written notice before Master Franchisee (or its Master Franchisee Subsidiary) closes (whether permanently, temporarily, or for a relocation) any Master Franchisee Restaurant. In addition, Master Franchisee agrees to notify Franchisor promptly in writing upon receiving notice of any Subfranchisee’s intent to close any Subfranchisee Restaurant.

6. Grant of Subfranchises and Support and Supervision of Subfranchisees

6.A. Subfranchise Agreements.

(1) Franchisor and Master Franchisee will collaborate on preparing the form of Subfranchise Agreement to be used for Subfranchisee Restaurants operating in the Territory. Once an approved template form of Subfranchise Agreement has been prepared, Master Franchisee must use only that form of Subfranchise Agreement (subject to changes to the template upon which Franchisor and Master Franchisee agree from time to time and immaterial insertions or revisions) to offer and grant Subfranchises in the Territory. Master Franchisee periodically may propose modifications to the approved form of Subfranchise Agreement that, in Master Franchisee’s judgment, are reasonably necessary to comply with Legal Requirements or for the commercial success of Jersey Mike’s Restaurants operating in the Territory. Franchisor will consider such proposed modifications in good faith, reject only those which it concludes (in its reasonable judgment after consultation with Master Franchisee) are not reasonably necessary to comply with Legal Requirements and will substantially harm or be inconsistent with the System, the JERSEY MIKE’S brand, or the uniform image and operation of Jersey Mike’s Restaurants in the United States and/or internationally, and promptly notify Master Franchisee whether Franchisor accepts or rejects such proposed modifications. Franchisor also may periodically require Master Franchisee to modify its form of Subfranchise Agreement if Franchisor determines that such modifications are required to be consistent with the System, the JERSEY MIKE’S brand, or the uniform image of Jersey Mike’s Restaurants in the United States, provided that such changes are consistent with Legal Requirements. Master Franchisee will begin using that modified form of Subfranchise Agreement as soon as practical after receiving notice from Franchisor.

(2) If Master Franchisee desires to sign any Subfranchise Agreement with any Subfranchisee that materially varies from the then-current approved form, Master Franchisee agrees to submit that Subfranchise Agreement to Franchisor for prior review and approval. Franchisor will consider such proposed variations in good faith, reject only

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

those which it concludes will harm or be inconsistent with the System, the JERSEY MIKE’S brand, or the uniform image and operation of Jersey Mike’s Restaurants in the United States, and promptly notify Master Franchisee whether Franchisor accepts or rejects such proposed variations. Master Franchisee may not permit any person or business entity (other than a Master Franchisee Subsidiary in accordance with this Agreement) to develop or operate a Jersey Mike’s Restaurant in the Territory other than pursuant to a signed Subfranchise Agreement in the form approved by Franchisor and may not make or agree to any material changes to any Subfranchise Agreement without Franchisor’s prior written consent.

(3) Notwithstanding Master Franchisee’s rights under Sections 6.A(1) and (2), the Parties acknowledge that under all Subfranchise Agreements signed for the Territory:

(a) [*****];

(b) [*****];

(c) [******];

(d) [******];

(e) the term of the Subfranchise Agreement will expire ten (10) years after the Opening Date (as the term is defined in the Subfranchise Agreement). [******]; and

(f) Franchisor will be named as a third-party beneficiary under the Subfranchise Agreement and will have the independent right and authority to enforce any or all of Master Franchisee’s rights and the Subfranchisee’s obligations under the Subfranchise Agreement.

Master Franchisee may not require Subfranchisee to pay any fees or amounts to Master Franchisee or its Affiliate that are not specifically set forth in the Subfranchise Agreement without the Franchisor’s prior approval.

6.B. Development Rights Agreements. Master Franchisee may, at its option, sign Development Rights Agreements with prospective Subfranchisees (or their Affiliates) for Jersey Mike’s Restaurants to be operated in the Territory according to this Section 6.B. Before entering into any Development Rights Agreement, Master Franchisee must submit to Franchisor for its prior review and approval Master Franchisee’s proposed form of Development Rights Agreement. Subject to immaterial revisions and revisions reasonably necessary for compliance with Legal Requirements and other items appropriate for the Territory, Master Franchisee may use only the approved form of Development Rights Agreement to offer and grant Development Rights in the Territory. Master Franchisee may not grant any Development Rights that extend past, or permit Subfranchisees to open Subfranchisee Restaurants after, the expiration of the Development Term.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6.C. Approval of Subfranchisees. Master Franchisee may enter into Subfranchise Agreements and Development Rights Agreements only with Subfranchisees or prospective Subfranchisees whom Franchisor has approved as satisfying Franchisor’s then stated criteria for Jersey Mike’s Restaurant operators in the Territory, including financial, managerial, experience, operational, and similar requirements. Master Franchisee must, upon Franchisor’s request, deliver to Franchisor for its review and approval such materials and information that Franchisor reasonably requests for each prospective Subfranchisee (including any prospective transferee under an existing Subfranchise Agreement or Development Rights Agreement) with whom Master Franchisee desires to enter into a Subfranchise Agreement or Development Rights Agreement. Master Franchisee may not sign any Subfranchise Agreement or Development Rights Agreement with any Subfranchisee or prospective Subfranchisee (including any prospective transferee under an existing Subfranchise Agreement) without Franchisor’s approval, which Franchisor will not unreasonably withhold, condition, or delay; provided that, if Franchisor does not approve or reject a prospective Subfranchisee within ten (10) days after receiving the required information, Master Franchisee may proceed to enter into the relevant Agreement.

6.D. Site Selection. Each site for a Subfranchisee Restaurant must meet Franchisor’s then-current and promulgated site selection criteria for Jersey Mike’s Restaurants, including criteria for demographic characteristics; traffic patterns; parking; character of neighborhood; competition from, proximity to, and nature of other businesses; other commercial characteristics; and the proposed site’s size, appearance, and other physical characteristics. Master Franchisee must, upon Franchisor’s request, deliver to Franchisor for Franchisor’s review and approval a complete site report and other materials and information Franchisor reasonably requests for each proposed site for a Subfranchisee Restaurant. The applicable Subfranchisee may not sign a lease or sublease for the site at which it intends to open and operate a Subfranchisee Restaurant without Franchisor’s prior approval of such site, which Franchisor will not unreasonably withhold or delay. Franchisor also has the right to review all key lease terms before a Subfranchisee may sign a lease for a site. Master Franchisee acknowledges that, if Franchisor recommends or gives Master Franchisee information or approval regarding a site, it is not a representation or warranty of any kind, express or implied, of the site’s suitability for a Jersey Mike’s Restaurant. Franchisor’s recommendation or approval indicates only that Franchisor believes the site meets its then-acceptable criteria.

6.E. Assistance to Subfranchisees. Master Franchisee agrees diligently and continuously to support and assist Subfranchisees as required under this Agreement and Subfranchise Agreements. Master Franchisee must provide all services and assistance to Subfranchisees in connection with their development and operation of Jersey Mike’s Restaurants and may not transfer, delegate, or subcontract any aspect of those services or assistance without Franchisor’s approval. Master Franchisee is responsible for ensuring that each Subfranchisee Restaurant is constructed and developed in compliance with Franchisor’s System Standards and all Legal Requirements, lease requirements, and other restrictions. Master Franchisee will be the lone party to each required Subfranchise Agreement to be signed with each Subfranchisee.

6.F. Enforcement of Agreements. Master Franchisee agrees diligently and continuously to monitor and enforce each Subfranchisee’s compliance with the System Standards, the Territory Standards Compilations, and the Subfranchise Agreement and to help Subfranchisees correct any perceived deficiencies in operation. Franchisor has the right to inspect each Jersey Mike’s

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Restaurant in accordance with this Agreement, and Master Franchisee must specify that Subfranchisees allow Franchisor to inspect their respective Subfranchisee Restaurants. Master Franchisee also must inspect each Jersey Mike’s Restaurant operating in the Territory at least four (4) times each calendar year (or more frequently if Franchisor requests) and conduct follow-up inspections at Franchisor’s request in accordance with the review standards that Franchisor periodically specifies to determine the applicable Subfranchisee’s compliance with the Subfranchise Agreement. Master Franchisee agrees to give Franchisor copies of all inspection reports and all other information and documents that Franchisor requests, including information and documentation relating to any Subfranchisee’s non-compliance. Master Franchisee may not amend any Subfranchise Agreement in any material respect (whether directly or indirectly through any other contract or course of dealing), or agree to any waiver of any of Master Franchisee’s material rights or any Subfranchisee’s material obligations under any Subfranchise Agreement, without Franchisor’s prior approval. Master Franchisee shall reasonably comply with all directions and instructions from Franchisor relating to enforcing each Subfranchise Agreement and consult with Franchisor before terminating a Subfranchise Agreement. Upon any termination, Master Franchisee shall reasonably enforce all post-termination obligations of a Subfranchisee under the Subfranchise Agreement.

6.G. Grant of Successor Subfranchise Agreements and Terms. Master Franchisee may grant Subfranchises and Successor Subfranchises during the Development Term following the Subfranchising Effective Date, and may grant Successor Subfranchisees during the remainder of the Term after the Development Term expires, in accordance with this Agreement’s terms and conditions.

7. Development and Operation of Master Franchisee Restaurants

7.A. Site Selection. Each site for a Master Franchisee Restaurant in the Territory must meet Franchisor’s then-current site selection criteria for Jersey Mike’s Restaurants. Master Franchisee must comply with the provisions of Section 6.D above with respect to sites and leases for Master Franchisee Restaurants.

7.B. Restaurant Construction. Franchisor will provide Master Franchisee mandatory and suggested specifications and layouts for a Jersey Mike’s Restaurant, which might include recommendations and/or requirements for dimensions, design, image, interior layout, decor, FF&E, furniture, equipment, and color scheme. Master Franchisee acknowledges that those specifications and layouts are focused on Jersey Mike’s Restaurant development in the United States generally and do not address any Legal Requirements, market conditions, or other issues involved in developing Jersey Mike’s Restaurants that are specific to the Territory. Master Franchisee is responsible for preparing all required construction plans and specifications for each proposed Master Franchisee Restaurant and ensuring those plans and specifications comply with all Legal Requirements, lease requirements, and other restrictions.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

7.C. Opening and Restaurant Addendum.

(1) Restaurant Opening. On or before each Master Franchisee Restaurant’s Opening Date, Master Franchisee must: (1) secure all financing required to develop and operate the Master Franchisee Restaurant; (2) obtain all permits and licenses required to construct and operate the Master Franchisee Restaurant; (3) construct all required improvements to the site and develop the Master Franchisee Restaurant in compliance with this Agreement and all Legal Requirements; (4) purchase or lease and install all required FF&E, furniture, and equipment; and (5) purchase an opening inventory of required, authorized, and approved products, materials, and supplies. Master Franchisee must notify Franchisor promptly in writing upon opening each Master Franchisee Restaurant in accordance with Section 10.B(4).

(2) Restaurant Addendum. Before any Master Franchisee Restaurant’s Opening Date, Master Franchisee must prepare and deliver to Franchisor a signed “Restaurant Addendum” for that Master Franchisee Restaurant in a form that Franchisor periodically specifies. The form of Restaurant Addendum in effect on the Effective Date is Exhibit D. Master Franchisee’s right to operate any approved Master Franchisee Restaurant will begin when Franchisor signs and delivers to Master Franchisee the applicable Restaurant Addendum and will expire on the tenth (10th) anniversary of the Opening Date of the Master Franchisee Restaurant (the “Restaurant Term”). Master Franchisee will have the right [*****] if, as of the end of the Restaurant Term or [***]: (i) Master Franchisee notifies Franchisor in writing that it elects to acquire a successor Restaurant Term at least six (6) months, but not more than twelve (12) months, before the end of the Restaurant Term or the then-current successor Restaurant Term (as applicable) and (ii) Master Franchisee has complied with all of its obligations under this Agreement and all other agreements with Franchisor and its Affiliates throughout the then-current Restaurant Term.

7.D. Condition and Appearance of Master Franchisee Restaurants.

(1) No part of any Master Franchisee Restaurant may be used for any purpose other than operating a Jersey Mike’s Restaurant in compliance with this Agreement. Master Franchisee must maintain the condition and appearance of each Master Franchisee Restaurant, its FF&E, and the site (including any parking area) in accordance with System Standards. In addition to those obligations:

(a) during the sixth (6th) year of each Restaurant Term for each Master Franchisee Restaurant, Master Franchisee must spend the amounts reasonably necessary in connection with the following actions to update the Restaurant: (i) thorough cleaning, repainting, and redecorating of the interior and exterior of the Master Franchisee Restaurant’s site; (ii) interior and exterior repair of the site as needed; and (iii) repair or replacement, at Franchisor’s direction, of damaged, worn-out, or obsolete FF&E.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) At least once every ten (10) years, Master Franchisee must spend the amounts reasonably necessary to remodel and refresh the Master Franchisee Restaurant’s and the site’s appearance, branding, layout, and/or design, and/or replace a material portion of the FF&E, in order to meet Franchisor’s then-current requirements for new similarly-situated Jersey Mike’s Restaurants.

(2) In addition to the general maintenance required under Section 7.D(1) above, Master Franchisee must make such significant changes to the Master Franchisee Restaurant as are necessary to implement any System Change that Franchisor specifies from time to time. Master Franchisee will have up to (i) ninety (90) days to implement a System Change that will cost up to [*****] per Master Franchisee Restaurant and (ii) one hundred twenty (120) days to implement a System Change that will cost more than [******] per Master Franchisee Restaurant.

7.E. Products and Services. Master Franchisee agrees that each Jersey Mike’s Restaurant in the Territory will offer all products and services that Franchisor periodically specifies as being mandatory. In addition, a Jersey Mike’s Restaurant may offer, sell, provide, or otherwise distribute any products or services that Franchisor has not disapproved. Master Franchisee must ensure that Master Franchisee Restaurants and Subfranchisee Restaurants are able to serve the then-current Jersey Mike’s Restaurant menu in the Territory. Franchisor will review additional menu items suggested by Master Franchisee from time to time. Franchisor will not unreasonably withhold its approval of such items if those changes do not negatively affect the brand. Franchisor has the right, in its sole judgment, to develop and incorporate new menu items or alternatives appropriate for the Territory and consistent with items offered in the United States. Master Franchisee agrees to use best efforts to incorporate all new additions to the system as Franchisor directs.

7.F. Approved Products, Distributors, and Suppliers. Franchisor reserves the right periodically to designate and approve standards and specifications for, and the suppliers, distributors, and/or manufacturers of, the FF&E, Proprietary Products, and other products and services that Franchisor periodically authorizes for use at or sale by Jersey Mike’s Restaurants. Master Franchisee must purchase or lease, and require Subfranchisees to purchase or lease, all FF&E, Proprietary Products, and other products and services for Jersey Mike’s Restaurants only according to the System Standards and, if Franchisor requires, only from suppliers, distributors, or manufacturers that Franchisor reasonably designates or approves.

If Master Franchisee wants to purchase or lease any FF&E or other products or services from a supplier or distributor that Franchisor has not yet approved (for FF&E or other products and services that must be purchased or leased only from designated or approved suppliers, distributors, or manufacturers), Master Franchisee must follow Franchisor’s supplier approval standards.

Franchisor and Master Franchisee will work together to identify suppliers of FF&E, Proprietary Products, and other products and services for Jersey Mike’s Restaurants that are located in the Territory, which suppliers Franchisor agrees to review and approve in accordance with this Section 7.F and Franchisor’s supplier approval standards. After Franchisor provides such approval, Master Franchisee is solely responsible for ensuring the quality and control of distribution in the Territory.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

7.G. System Standards. Master Franchisee agrees that complying with all applicable System Standards, whether reflected in the Territory Standards Compilations or otherwise, is the essence of this Agreement and essential to maintain the common identity and reputation of Jersey Mike’s Restaurants to preserve the goodwill of the Marks, the System, and all Jersey Mike’s Restaurants. At all times during the Term, Master Franchisee must develop, maintain, and operate all Master Franchisee Restaurants in compliance with each applicable System Standard, as Franchisor periodically modifies and supplements them in its sole judgment. System Standards may regulate any aspect of a Jersey Mike’s Restaurant’s development, operation, and maintenance, including, without limitation, any one or more of the following:

(1) standards and requirements for training restaurant employees and providing competent and courteous service to restaurant customers (provided that Master Franchisee is solely responsible for all hiring, firing, and disciplinary decisions, supervising employees, scheduling employees, and the employees’ terms and conditions of employment);

(2) participation in and requirements for technology initiatives, sales, promotional, public relations, advertising and/or marketing programs, and materials and media used in these programs;

(3) standards and requirements for establishing and operating the Local Website, Mobile App, and other supporting technology capabilities;

(4) the design and appearance of the Jersey Mike’s Restaurant and its FF&E;

(5) minimum and required standards and specifications for products, equipment, materials, supplies, and services that the Jersey Mike’s Restaurant uses and/or sells, including ingredients and methods of preparing food and beverage products, and offering and selling Proprietary Products and branded products at the Jersey Mike’s Restaurant;

(6) use and display of the Marks and required signage and postings, including notices of independent ownership on signs, employee handbooks, and other materials;

(7) issuing and honoring gift certificates, gift cards, stored-value cards, and similar items and participating in other promotions, including any customer loyalty programs and promotions that Franchisor periodically specifies;

(8) accepting credit and debit cards and other payment systems; and

(9) any other aspects of developing, operating, and maintaining Jersey Mike’s Restaurants that Franchisor determines to be useful to preserve or enhance the efficient operation, image, or goodwill of the Marks and Jersey Mike’s Restaurants.

System Standards will not include any employment-related policies or procedures and will not dictate or regulate the terms and conditions of employment for Master Franchisee’s employees. Any information Franchisor provides (whether in the Standards Compilations or otherwise) concerning employment-related policies or procedures, or relating to the terms and conditions of employment for Master Franchisee’s employees, is for optional use.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Although Franchisor retains the right to establish and periodically modify the System and System Standards, Master Franchisee retains responsibility for the day-to-day management and operation of Master Franchisee Restaurants and implementing and maintaining System Standards at those Master Franchisee Restaurants.

7.H. Modification of System. Because complete and detailed uniformity under many varying conditions might not be possible or practical, Franchisor reserves the right to vary the System and/or System Standards for any Jersey Mike’s Restaurant or group of Jersey Mike’s Restaurants based upon the peculiarities of any conditions or factors that Franchisor considers important to its operations. Master Franchisee has no right to require Franchisor to grant Master Franchisee a similar variation or accommodation.

7.I. Pricing. Master Franchisee generally has the right to establish the prices that it and Subfranchisees will charge for the products and services sold to the public at and from Jersey Mike’s Restaurants; provided, however, that Franchisor reserves the right, subject to Legal Requirements, to require Franchisee to comply with pricing guidelines or recommendations Franchisor specifies from time to time.

8. Legal Requirements

8.A. Responsibility for Compliance with Legal Requirements. Master Franchisee is solely responsible for ensuring that its Subfranchise Agreements, the Territory Standards Compilations, the System, the System Standards applicable to Master Franchisee and/or Subfranchisees, and all other aspects of developing and operating Jersey Mike’s Restaurants in the Territory (including all marketing or advertising materials received from Franchisor or any of its Affiliates) comply in all respects with all Legal Requirements. Master Franchisee must notify Franchisor promptly in writing if Master Franchisee reasonably believes that any provisions of the Subfranchise Agreement, the Territory Standards Compilations, the System, or the System Standards violate any Legal Requirement. Franchisor and Master Franchisee then will negotiate in good faith to determine any necessary changes to any provisions. Master Franchisee may not implement any changes to any provisions without Franchisor’s approval.

8.B. Compliance with Franchising and Other Legal Requirements. Master Franchisee must operate its business under this Agreement in full compliance with all Legal Requirements. Master Franchisee must secure and maintain in force in its name all required registrations, government approvals, licenses, permits, and certificates relating to its conduct of business under this Agreement. Master Franchisee (at its sole expense) is solely responsible and liable for complying with all Legal Requirements in connection with its activities under this Agreement, including any Legal Requirements relating to offering and granting Subfranchises and Development Rights in the Territory. At Franchisor’s option, Master Franchisee must submit to Franchisor for its prior approval all materials that Master Franchisee intends to use in connection with offering or granting Subfranchises and Development Rights before using them or filing them with any government agency. Master Franchisee may not use, file, or register any such materials that Franchisor has not approved.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.C. Data Protection. Controller, Processor, Data Subject, Personal Data, Personal Data Breach, and processing will all be given the meanings as set out in the Data Protection Laws.

(1) Master Franchisee agrees to: (a) comply with the Data Protection Laws; (b) comply with all of Franchisor’s requirements regarding the Data Protection Laws as set forth in the System Standards; (c) refrain from putting Franchisor or its Affiliates in breach of any of the Data Protection Laws; (d) do and execute, or arrange to be done and executed, each act, document, and thing necessary or desirable to keep Franchisor and its Affiliates in compliance with any of the Data Protection Laws; and (e) permit Franchisor and its Affiliates to use, in compliance with applicable Data Protection Laws, any data or other information they gather concerning Master Franchisee, its Affiliates, its Owners, its Subfranchisees, and customers of Jersey Mike’s Restaurants in connection with the establishment, operation, and franchising of Jersey Mike’s Restaurants under the System by Franchisor and its Affiliates (“Shared Personal Data”).

(2) Each Party is an independent Controller with respect to the processing of Personal Data, and each will be individually and separately responsible for complying with the obligations that apply to it as a Controller under any applicable Data Protection Laws and in relation to its processing of Personal Data.

(3) Without limiting the generality of the foregoing, Master Franchisee agrees to ensure that (a) Shared Personal Data has been collected lawfully, and (b) it has procured all legally-required consents from Data Subjects for the processing of their Personal Data (including, as applicable, with respect to the transfer of their Personal Data to Franchisor and the further processing of such data by Franchisor in accordance with applicable Data Protection Laws).

(4) To the extent Master Franchisee shares information with Franchisor that includes Personal Data, Master Franchisee agrees to exercise all commercially-reasonable efforts to ensure that the Shared Personal Data is accurate and up-to-date at the point of transfer to Franchisor.

(5) To the extent Master Franchisee shares information with Franchisor that includes Personal Data, and that transfer of Personal Data to outside of the United Kingdom would be prohibited by applicable Data Protection Laws:

(a) Franchisor (as importer for its own part and on behalf of its Affiliates) and Master Franchisee (as exporter) enter into the international data transfer agreement issued under Section 119A of the UK Data Protection Act 2018 (“IDTA”), which is incorporated by reference into this Agreement. For the purposes of the IDTA, the Parties confirm that Part 1 (Tables): (i) Table 1 (Parties and signatures) and Table 2 (Transfer Details) shall be populated with information of the Parties as set out in this Agreement; and (ii) for Table 3 (Transferred Data), transferred data shall be the Shared Personal Data, and the purpose shall be as described in Section 8.C.(1) above;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Franchisor will comply, and will procure that any non-UK Affiliates will comply, with the terms of the IDTA in relation to any Shared Personal Data disclosed or transferred to it; and

(c) if the IDTA is replaced, amended, revoked, or declared invalid, the Parties will work in good faith to promptly take such steps as may be required to ensure an adequate level of protection (as required by applicable Data Protection Laws) for any Shared Personal Data held in locations outside of the United Kingdom.

(6) Each Party agrees to assist the other in complying with all applicable requirements of the Data Protection Laws. Without limitation, each Party agrees to: (a) consult with the other Party about any notices given to Data Subjects in relation to the Shared Personal Data; (b) promptly inform the other Party about the receipt of any Data Subject rights request; (c) where requested, provide the other Party with reasonable assistance in complying with any Data Subject rights request; (d) where requested, provide reasonable assistance to the other Party at its own cost in responding to any request from a Data Subject and ensuring compliance with its obligations under the Data Protection Laws with respect to security, Personal Data Breach notifications, data protection impact assessments, and consultations with the Information Commissioner or other regulators; and (e) notify the other Party without undue delay upon becoming aware of any breach of the Data Protection Laws, which includes without limitation any Personal Data Breach impacting Shared Personal Data.

(7) If Master Franchisee reasonably believes or suspects there has been a notifiable Personal Data Breach, Master Franchisee agrees to take such steps at its sole cost and expense as are necessary and pursuant to Legal Requirements to contain, remedy, and otherwise mitigate the effects of such an incident or occurrence. Master Franchisee is responsible for and agrees to indemnify and hold harmless Franchisor and its Affiliates against all actions, claims, demands, costs, expenses, liabilities, loss, damages, or other monetary relief brought, made, or awarded against or incurred by Franchisor or its Affiliates as a result of Master Franchisee’s processing of Personal Data (within the meaning of applicable Data Protection Laws) in breach of Data Protection Laws.

8.D. Good Business Practices. Master Franchisee must at all times and in all dealings with Franchisor, public officials, and other third parties adhere to high standards of honesty, integrity, fair dealing, and ethical conduct and refrain from any business or advertising practice that might injure the business of Franchisor or Master Franchisee or the goodwill associated with the Marks or any Jersey Mike’s Restaurant. Master Franchisee must notify Franchisor within thirty (30) days after the commencement of any action, suit, or proceeding, or the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which might adversely affect the operation or financial condition of Master Franchisee, any Jersey Mike’s Restaurant, or Master Franchisee’s business under this Agreement.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.E. Corrupt Practices. Master Franchisee represents it has a copy of, and is familiar with, the United States Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-2 (the “FCPA”), and the purposes of the FCPA, in particular, the FCPA’s prohibition of payments or gifts of any item of value, either directly or indirectly, by a company organized under the laws of the United States of America or any of its states to an official, employee, or officer of, or person acting in an official capacity for, a government or international organization for the purpose of influencing any action or decision, inducing him or her to use his or her influence with the government or organization in any manner contrary to his or her position, or creating an improper advantage to assist a company in obtaining or retaining business for, with, or in that country or organization or directing business to any person. Master Franchisee further represents that it is familiar and will comply with the United Kingdom Bribery Act 2010, including its provisions prohibiting both active and passive bribery and its broader scope covering commercial bribery and failure to prevent bribery by associated persons. Master Franchisee will take no action, and will ensure that none of its Affiliates or Subfranchisees or any of its or their respective agents or representatives take any action, that would constitute a violation of the FCPA, the United Kingdom Bribery Act 2010, or any other applicable anti-corruption laws. Further, Master Franchisee represents that it and its Affiliates do, and agrees that it and they will, comply with all relevant Legal Requirements against corrupt business practices, money laundering, and facilitating or supporting persons who conspire to commit acts of terror against any person or government.

8.F. Anti-Terrorism Laws. Master Franchisee represents and warrants that neither Master Franchisee nor any of its Affiliates, nor any of its or their direct or indirect Owners, officers, directors, or employees, is a Specially Designated National or Blocked Person. “Specially Designated National or Blocked Person” means any person (1) designated by the U.S. Department of Treasury’s Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, (2) described in Section 1 of the U.S. Executive Order 13224, issued September 23, 2001, or (3) otherwise identified by any government or legal authority as a person with whom Franchisor or its Affiliates, or Master Franchisee or its Affiliates, are prohibited from transacting business. A listing of such designations and the text of the Executive Order currently are published under the internet website address, www.ustreas.gov/offices/enforcement/ofac. Master Franchisee represents and warrants that neither it nor any of its Affiliates is directly or indirectly owned (in whole or in part) or controlled by the government of any country that is subject to a United States embargo, and Master Franchisee and its Affiliates do not act directly or indirectly on behalf of the government of any country that is subject to a United States embargo. Master Franchisee must notify Franchisor in writing promptly of the occurrence of any event which causes any of the representations and warranties in this Section 8.F to be incorrect at any time during the Term. Master Franchisee may not grant any Subfranchise to any Subfranchisee who is, or whose direct or indirect Owners, officers, directors or employees are, a Specially Designated National or Blocked Person.

8.G. Modern Slavery. Master Franchisee agrees:

(1) That it will, and will cause Subfranchisees and any individuals or entities whom Master Franchisee engages (with Franchisor’s approval) to perform its obligations under this Agreement to: (a) comply with all Legal Requirements relating to slavery, servitude, forced or compulsory labor, or human trafficking, including the Modern Slavery

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Act 2015 as amended or replaced from time to time (collectively, “Anti-Slavery Laws”); (b) not do or omit to do any act or thing which constitutes or might constitute an offense under any Anti-Slavery Law; and (c) not knowingly employ or engage in any practices which constitute or might constitute an offense under any Anti-Slavery Laws and not knowingly appoint or contract with any individual or entity who has been convicted of or prosecuted in any jurisdiction in relation to an offense or alleged offense under any Anti-Slavery Laws.

(2) To provide Franchisor with reasonable assistance and information as it reasonably requires from time to time to: (a) meet any legally binding obligation to perform any activity required by any government, regulatory entity, or agency in any relevant jurisdiction for the purpose of complying with any applicable Anti-Slavery Laws; and (b) prepare a slavery and human trafficking statement as required by Section 54 of the Modern Slavery Act 2015 and to include the matters referred to in Section 54(5) of that Act.

9. Advertising and Marketing

9.A. Market Introduction Expenditures. Master Franchisee agrees to implement for each Master Franchisee Restaurant, and to cause each Subfranchisee to implement for each of its Subfranchisee Restaurants, a market introduction advertising and promotional program in accordance with the requirements in the Territory Standards Compilations, System Standards, and, if applicable, the Subfranchise Agreement, pursuant to which Master Franchisee must spend in connection with the opening of each Master Franchisee Restaurant, and cause each Subfranchisee to spend in connection with the opening of each Subfranchisee Restaurant, at least the equivalent in British pounds of [*****]. The cost of free or promotional sandwiches and other products may be credited against the required market introduction expenditures.

9.B. Local Marketing. Master Franchisee is responsible for creating and implementing all advertising, marketing, promotional, customer relationship management, public relations, and other brand-related programs and materials relating to Jersey Mike’s Restaurants in the Territory (collectively, “Marketing Materials”) according to the applicable Subfranchise Agreement and any System Standards that Franchisor periodically issues. All Marketing Materials must be completely factual, conform to high standards of ethical advertising, and comply with all Legal Requirements. Master Franchisee agrees at its sole cost and expense to obtain all applicable rights and permissions to use all Marketing Materials in the Territory. At Franchisor’s option, Master Franchisee must submit to Franchisor any Marketing Materials that Master Franchisee proposes to use or authorize for use in the Territory and may not use or authorize the use of any Marketing Materials that Franchisor has objected to in writing within fifteen (15) days after submission. Franchisor will own any and all intellectual property and other rights in the Marketing Materials. Master Franchisee agrees to sign (and require any applicable third-party vendors to sign) and deliver any instruments and documents that Franchisor periodically requires to evidence and permit Franchisor to obtain sole and exclusive ownership of all intellectual property and other rights to the Marketing Materials.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

9.C. Local Marketing Spending Requirement. Commencing one (1) year after each Master Franchisee Restaurant and Subfranchisee Restaurant opens for business, each such Restaurant must spend during each calendar year at least [*****] during that year to market, advertise, and promote the Restaurant. The cost of free or promotional sandwiches and other products may be credited toward satisfying this obligation.

9.D. Marketing Fee Payable to Franchisor. The Marketing Fee that Master Franchisee must pay to Franchisor under Section 4.D above will be used to help cover (and reimburse) the costs (including Franchisor’s internal costs) that Franchisor and its Affiliates incur (and in the past has incurred) in creating, developing, producing, and implementing various advertising, marketing, public relations, and other brand-enhancement materials, programs, and activities (including digital and social media) (collectively, “Franchisor Programs”) to increase the visibility of, and promote the sale of products and services at, all Jersey Mike’s Restaurants operating in the United States (and, in Franchisor’s sole judgment, internationally). Franchisor has no obligation to account to Master Franchisee for its use of the Marketing Fee or to ensure that Jersey Mike’s Restaurants operating in the Territory benefit directly or pro rata based on payments of Marketing Fees. In return for the payment of the Marketing Fee, Franchisor will give Master Franchisee—for its own use and for use by Subfranchisees—copies of or access to such Franchisor Programs that Franchisor deems appropriate. While Franchisor has no obligation to create, develop, produce, or implement any Franchisor Programs for Master Franchisee or for use in the Territory, Franchisor agrees to collaborate with Master Franchisee to adapt such Franchisor Programs for use by Franchisee and/or its Subfranchisees in the Territory.

9.E. System Website. Franchisor or one or more of its designees may maintain one or more websites to advertise, market, and promote Jersey Mike’s Restaurants, the products and services they offer and sell, and/or the Jersey Mike’s Restaurant franchise opportunity (each, a “System Website”). If Franchisor maintains a System Website that promotes Jersey Mike’s Restaurants in the Territory, then Master Franchisee must give (or require its Subfranchisees to give) Franchisor the information and materials that Franchisor requests from time to time to develop, update, and modify the information on Jersey Mike’s Restaurants in the Territory that Franchisor determines to include on the System Website (the “Local Content”). By providing (or facilitating Subfranchisees’ provision of) such information and materials to Franchisor, Master Franchisee will be representing to Franchisor that they are accurate and not misleading and do not infringe upon any third party’s rights. Franchisor will own any and all intellectual property and other rights in the System Website, any Local Content, and all information they contain (including the domain name or URL for all webpages, the log of “hits” by visitors, and any personal or business data that visitors supply). Upon Franchisor’s request, Master Franchisee must, and agrees to cause all individuals who participated in creating, modifying, or translating the Local Content to, execute written assignments and waivers to assign to Franchisor or its designate all intellectual property rights in the Local Content.

Franchisor periodically may update and modify the System Website (including any Local Content). Master Franchisee must notify Franchisor whenever any Local Content changes or is not accurate. Franchisor will update or add Local Content that Franchisor approves at reasonable intervals that Franchisor determines. Master Franchisee acknowledges that Franchisor has final approval rights over all information on the System Website (including Local Content). Franchisor may implement and periodically modify System Standards relating to the System Website.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Franchisor may remove any or all Local Content on the System Website if Master Franchisee is not in full compliance with this Agreement or if the applicable Subfranchisee is not in compliance with its Subfranchise Agreement. Franchisor may permanently remove Local Content from the System Website upon this Agreement’s expiration or termination. Franchisor also may, at its option, discontinue any or all System Websites at any time.

Nothing in this Section 9.E limits Franchisor’s right to maintain websites other than the System Website or to offer and sell merchandise or services bearing the Marks from the System Website, another website, or otherwise over the Internet without payment or obligation of any kind to Master Franchisee or any Subfranchisee.

9.F. Franchisee-Operated Online Platforms. Master Franchisee may at its option develop and launch, and thereafter operate, according to this Section 9.F, (1) a website readily accessible to consumers in the Territory (“Local Website”) and/or (2) a mobile phone application that customarily operates on a mobile phone, iPad, tablet, or other hand-held device (the “Mobile App” and, together with the Local Website, the “Franchisee-Operated Online Platforms”), focused on marketing and promoting Jersey Mike’s Restaurants in the Territory. Developing and operating the Franchisee-Operated Online Platforms will be at Master Franchisee’s sole cost. In addition to the Local Website, the System Website, the Mobile App, and Social Media (defined below), Master Franchisee and its Affiliates may (either alone or in conjunction with others) develop, maintain, or authorize any website or other online presence, or other electronic medium (such as kiosks and other interactive properties or technology-based programs), that mention or describe Master Franchisee, its Affiliates, or any Jersey Mike’s Restaurants in the Territory or display any Mark, provided that Franchisor has been given at least thirty (30) days prior notice of such use and Franchisor has not reasonably objected to such use.

Master Franchisee agrees to obtain Franchisor’s prior written approval for any domain and software app names relating to any Franchisee-Operated Online Platform and to permit Franchisor or its designee, at Franchisor’s option, to register such domain name(s) or software app name(s) in its own name. Franchisor will own any and all intellectual property and other rights in any Franchisee-Operated Online Platform. Upon Franchisor’s request, Master Franchisee must, and agrees to cause all individuals who participated in creating, modifying, or translating any Franchisee-Operated Online Platform to, execute written assignments and waivers to assign to Franchisor or its designate all intellectual property rights in the Franchisee-Operated Online Platform. Master Franchisee agrees to comply with any System Standards that Franchisor periodically issues with respect to the Franchisee-Operated Online Platforms, including rules relating to designated functions and hyperlinks to the System Website and other websites. Master Franchisee agrees to obtain all necessary rights and licenses to use all artwork, photographs, text, and other intellectual property used on or in conjunction with the Franchisee-Operated Online Platforms. If Franchisor requests, Master Franchisee must deliver to Franchisor for Franchisor’s review and approval any Franchisee-Operated Online Platform content or other related materials and information Franchisor requests.

Master Franchisee agrees not to use any Franchisee-Operated Online Platform to accept or fulfill orders for any goods or services or otherwise to engage in electronic commerce or any other method of distribution, except in compliance with all related System Standards. Each

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Franchisee-Operated Online Platform must contain a privacy policy that complies with Legal Requirements and the System Standards, and Master Franchisee must comply with that privacy policy and other Legal Requirements relating to personal information that visitors to the Franchisee-Operated Online Platforms provide.

9.G. Social Media. Master Franchisee agrees to comply, and to cause its Subfranchisees to comply, with any and all System Standards and other guidelines that Franchisor periodically specifies relating to the use of Social Media that reference or relate directly or indirectly to the Marks or any Jersey Mike’s Restaurant, which may include requirements to participate, or prohibitions on participation, in various forms of Social Media. “Social Media” means webhosted applications and any similar or successor technologies that permit the exchange of information and facilitate discussion of ideas through user-generated submissions and currently includes blogs, wikis, common social networks like Facebook, professional networks like LinkedIn, live blogging tools like X (formerly Twitter), virtual worlds, file, audio, and video sharing sites like Instagram, and other similar or successor social networking or media sites or tools.

10. Records, Reports and Inspections

10.A. Records. Master Franchisee agrees to maintain and preserve at its principal office full, complete, and accurate records and reports relating to the development and operation of Jersey Mike’s Restaurants in the Territory and Master Franchisee’s performance of its obligations under this Agreement, including records and information relating to Subfranchisee applications and other materials provided to prospective Subfranchisees in connection with offering and granting Subfranchises, site reports, inspection and supervisory reports relating to the development and operation of Jersey Mike’s Restaurants and compliance with Subfranchise Agreements, copies of leases and Subfranchise Agreements for each Jersey Mike’s Restaurant in the Territory, records reflecting the financial condition and performance of Master Franchisee and Subfranchisees, and such other records and reports that Franchisor periodically specifies. If Franchisor requires, Master Franchisee must maintain these records and reports on forms or in formats that Franchisor periodically designates.

10.B. Reports. Master Franchisee agrees to deliver to Franchisor in the electronic and/or written format that Franchisor periodically specifies:

(1) within thirty (30) days after their full execution, copies of all Subfranchise Agreements signed by Master Franchisee and the applicable Subfranchisee;

(2) within thirty (30) days after the end of each calendar month, reports of the Gross Receipts of each Jersey Mike’s Restaurant then open and operating in the Territory as of the end of the previous calendar month;

(3) within forty-five (45) days after the end of each quarter of Master Franchisee’s financial year, a report of the number of Jersey Mike’s Restaurants opened, closed, and under development in the Territory during the immediately preceding quarter, along with a short description of the status of any Jersey Mike’s Restaurant then under development;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(4) promptly after any Jersey Mike’s Restaurant in the Territory opens for business to the public, a report notifying Franchisor that such Jersey Mike’s Restaurant has opened in the Territory;

(5) within one hundred twenty (120) days after the end of Master Franchisee’s financial year, Master Franchisee’s annual financial statements. [*****], or before such financial year if Master Franchisee fails to comply with any obligation under this Agreement (and to cure that failure within the applicable timeframe after notice from Franchisor), Franchisor has the right to require that Franchisee’s annual financial statements be audited (at Franchisor’s expense) in accordance with the Legal Requirements by an independent public or chartered accountant.; and

(6) within thirty (30) days after Franchisor’s request, such other data, reports, information, financial statements, and supporting records relating to Jersey Mike’s Restaurants or Master Franchisee’s and Subfranchisees’ operations that Franchisor periodically specifies.

Master Franchisee agrees to certify or validate each report and financial statement in the manner that Franchisor periodically specifies. Franchisor has the right to disclose data derived from these reports, including by creating and circulating reports on the financial results of Jersey Mike’s Restaurants in the Territory and/or some or all other Jersey Mike’s Restaurants. Master Franchisee agrees immediately to report to Franchisor any events or developments which might have a significant or material adverse impact on Master Franchisee’s performance under this Agreement or the goodwill associated with the Marks and Jersey Mike’s Restaurants.

10.C. Inspections.

(1) To determine whether Master Franchisee and the Master Franchisee Restaurants in the Territory are complying with this Agreement and all System Standards, Franchisor and its designated agents and representatives have the right at all times and without prior notice to Master Franchisee: (i) to inspect any Master Franchisee Restaurant in the Territory; (ii) to observe, photograph, videotape, and otherwise monitor the operation of any Master Franchisee Restaurant in the Territory (including so-called “mystery shopping”) for consecutive or intermittent periods; and (iii) to engage in discussions with Master Franchisee’s personnel or customers. Master Franchisee agrees to cooperate with Franchisor and its designated agents and representatives fully with respect to these activities, including by providing appropriate personnel of Master Franchisee to accompany or otherwise assist Franchisor in exercising these rights. If Franchisor exercises any of these rights, it will use commercially reasonable efforts not to interfere unreasonably with any Master Franchisee Restaurant’s operation.

(2) Without limiting the generality of Section 10.C(1), Master Franchisee agrees to permit, and to cause the Subfranchisees to permit, four (4) times each calendar year, a food safety and quality audit (a “Food Safety and Quality Audit”) to be conducted by a food safety and quality auditor designated by Franchisor (a “Food Safety and Quality Auditor”), at Franchisor’s cost and expense. Master Franchisee agrees that it and each Subfranchisee will comply with all applicable Legal Requirements relating to food safety,

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

including all relevant laws, regulations, and standards. In addition, Master Franchisee agrees to achieve and maintain, and to ensure that each Subfranchisee achieves and maintains, at least the minimum score/rating prescribed by the Food Safety and Quality Auditor. The Food Safety and Quality Auditor will work with Master Franchisee to ensure there are effective systems in place to maximize the appropriate levels of food safety, quality, freshness, sanitation and handling, and general cleanliness at the Master Franchisee Restaurants and the Subfranchisee Restaurants. Master Franchisee agrees, within fifteen (15) days after receiving the report from each Food Safety and Quality Audit, to give Franchisor a copy of such report.

10.D. Audits. Franchisor may at any time during Master Franchisee’s business hours, and with at least [*****] prior notice to Master Franchisee, examine and copy Master Franchisee’s business, bookkeeping, and accounting records, tax records and returns, and other records relating to Master Franchisee’s business conducted under this Agreement (excluding any records or information relating to Master Franchisee’s employees). Master Franchisee agrees to cooperate fully with Franchisor’s representatives and/or any independent accountants Franchisor hires to conduct any such inspection or audit. If any audit discloses an understatement of any Jersey Mike’s Restaurant’s Gross Receipts, Master Franchisee must pay Franchisor, within thirty (30) days after receiving the audit report, the Royalties, Marketing Fees, and any other amounts due on the amount of the understatement, plus interest and administrative fees (in the amount described in Section 4.G) from the date originally due until the date of payment. If Franchisor reasonably determines that an additional audit is necessary due to Master Franchisee’s failure to furnish reports, supporting records, or other information as required, or to furnish these items on a timely basis, or if Franchisor’s examination reveals a Royalty or Marketing Fee understatement exceeding five percent (5%) of the amount that Master Franchisee actually reported to Franchisor for the period examined, Master Franchisee agrees to reimburse Franchisor for the full cost of its audit, including legal fees and independent accountants’ fees, plus the travel expenses, room and board, and compensation of Franchisor’s employees and representatives. These remedies are in addition to Franchisor’s other remedies and rights under this Agreement and Legal Requirements.

11. Marks

11.A. Goodwill and Ownership of Marks. Master Franchisee acknowledges and agrees that Franchisor’s Affiliate owns all rights in and to the Marks and all related goodwill. Master Franchisee’s right to use the Marks is derived solely from this Agreement and limited to operating the business under this Agreement in accordance with and subject to all System Standards and all restrictions contained in this Agreement. Master Franchisee’s unauthorized use of any Mark is a breach of this Agreement and an infringement of Franchisor’s (and its Affiliates’) rights in and to the Marks. All usage of the Marks by Master Franchisee or any Subfranchisee, and any goodwill established by that use, will inure to the exclusive benefit of Franchisor and its Affiliates. This Agreement does not confer any goodwill or other interests in the Marks upon Master Franchisee, other than the right to use the Marks in compliance with this Agreement. All provisions of this Agreement relating to the Marks apply to any additional and substitute trademarks and service marks that Franchisor periodically authorizes Master Franchisee to use.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

11.B. Registration of Marks. Master Franchisee may not, and agrees to ensure that Subfranchisees do not, directly or indirectly, either alone or in conjunction with others, challenge or take any action directly or indirectly to cause or assist with a challenge to the validity or ownership of the Marks or obstruct the efforts of Franchisor or its Affiliates with respect to their exclusive ownership or registration of the Marks. As of the Effective Date, Franchisor’s Affiliate has validly registered in the Territory the Marks listed on Exhibit E. Franchisor or its Affiliate will bear all costs and expenses associated with registering the Marks. Except as specifically set forth in this Section 11.B, Franchisor is not making, and Master Franchisee acknowledges that it has not received, any representations or warranties, express or implied, with respect to the status of any registrations or registration applications or otherwise relating to the validity or use of the Marks in the Territory.

11.C. Limitations on Use of Marks. Master Franchisee must use the Marks, and require its Subfranchisees to use the Marks, only in the manner that Franchisor periodically specifies. Master Franchisee may not, and agrees not to permit its Subfranchisees to, use the Marks: (1) as part of any company or other legal business or trade name; (2) with any prefix, suffix, or other modifying words, terms, designs, or symbols or in any modified form; (3) in connection with the performance or sale of any unauthorized services or products; (4) as part of any domain name, electronic address, or metatag or otherwise in connection with any website or other electronic medium without Franchisor’s written approval; or (5) in any other manner that Franchisor does not expressly authorize in writing. Master Franchisee may not, and agrees not to permit any Subfranchisee to, use or attempt to register any other trademarks, service marks, or other commercial symbols in connection with subfranchising (with respect to Master Franchisee) or developing or operating (with respect to Master Franchisee and Subfranchisees) Jersey Mike’s Restaurants.

11.D. Infringement Claims. Master Franchisee must immediately notify Franchisor of any apparent challenge (actual or threatened) to Master Franchisee’s or any Subfranchisee’s use of any Mark or any claim by any other person or entity of any rights in any Mark or a confusingly or deceptively similar trademark or service mark (each, an “Infringement Claim”). Master Franchisee may not, and agrees to require its Subfranchisees not to, communicate with any person other than its or their counsel, Franchisor, and Franchisor’s counsel with respect to any Infringement Claim. Franchisor (or its Affiliate), at its sole option, will determine whether to take action with respect to any Infringement Claim and, if it decides to take any action, has the sole decision as to what action to take and the exclusive right to control any settlement, litigation, arbitration, administrative proceeding, or other disposition arising from any Infringement Claim (and to retain any costs or damages awarded as a result of any such Infringement Claim in full). Master Franchisee agrees, and agrees to cause Subfranchisees, to execute any and all instruments and documents, render such assistance, and take such action as may, in the opinion of Franchisor’s counsel, be necessary or advisable to protect and maintain the interests of Franchisor and its Affiliates in the Marks.

11.E. Discontinuance of Use of Marks. Franchisor may, in its sole judgment, require Master Franchisee and/or any or all Subfranchisees to modify or discontinue using any Mark and/or use one (1) or more additional or substitute trademarks. Master Franchisee agrees promptly to comply, and to cause its Subfranchisees promptly to comply, with Franchisor’s directions. Franchisor has no obligation to reimburse Master Franchisee or any Subfranchisee for any expenditures Master Franchisee or any Subfranchisee incurs to modify or discontinue the use of a

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Mark or to adopt substitutes for discontinued Marks, including any expenditures relating to replacing advertising or promotional materials or changing signs or for any loss of goodwill related to a discontinued Mark.

12. Confidential Information, Innovations and Translations

12.A. Confidential Information. Franchisor and its Affiliates possess (and will continue to develop and acquire) certain confidential and proprietary information relating to developing, operating, and/or franchising Jersey Mike’s Restaurants (“Confidential information”), including:

(1) site selection criteria and methodologies;

(2) building and other designs, methods, formats, specifications, standards, systems, procedures, sales and marketing techniques, and knowledge and experience used in developing and operating Jersey Mike’s Restaurants, including information in the Standards Compilations, the Territory Standards Compilations, and System Standards;

(3) market development plans and other plans for marketing and developing Jersey Mike’s Restaurants;

(4) marketing research and promotional, marketing, advertising, public relations, customer relationship management, and other brand-related materials and programs for Jersey Mike’s Restaurants;

(5) knowledge of specifications for and suppliers of, and methods of ordering, certain FF&E, Proprietary Products, and other products that Jersey Mike’s Restaurants use and/or sell;

(6) knowledge of the operating results and financial performance of Jersey Mike’s Restaurants outside the Territory;

(7) graphic designs and related intellectual property; and

(8) any other information Franchisor reasonably designates from time to time as confidential or proprietary.

Master Franchisee acknowledges and agrees that, by signing this Agreement, it will not acquire any interest in any Confidential Information, other than the right to use and sublicense certain Confidential Information that Franchisor periodically designates in its activities under this Agreement according to the System Standards and this Agreement’s other terms and conditions. Master Franchisee’s use of any Confidential Information in another business constitutes an unfair method of competition with Franchisor and its Affiliates and licensees. Franchisor and its Affiliates own all right and title to and interest in the Confidential Information. The Confidential Information is proprietary, includes trade secrets, and is disclosed to Master Franchisee only on the condition that Master Franchisee agrees, and Master Franchisee does agree:

(a) not to use any Confidential Information in any other business or capacity, whether during or after the Term;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) to keep the Confidential Information absolutely confidential, both during the Term and thereafter for as long as the information is not in the public domain;

(c) not to make unauthorized copies of any Confidential Information disclosed in writing or other tangible or intangible form;

(d) to adopt and implement all reasonable procedures that Franchisor periodically designates to prevent unauthorized use or disclosure of Confidential Information, including restricting its disclosure to Master Franchisee’s personnel and to Subfranchisees (and their personnel) needing to know such Confidential Information to perform their obligations under this Agreement or the applicable Subfranchise Agreement, and using confidentiality agreements with those having access to Confidential Information. Franchisor has the right to regulate the form of agreement and to be a third-party beneficiary of that agreement with independent enforcement rights;

(e) not to sell, trade, or otherwise profit in any way from the Confidential Information, except during the Term using methods Franchisor approves; and

(f) to impose and enforce all of these restrictions and obligations on all Subfranchisees.

“Confidential Information” does not include information, knowledge, or know-how that is or becomes generally known in the restaurant industry (without violating a duty or obligation to Franchisor or its Affiliates) or that Master Franchisee knew from previous business experience before Franchisor provided it to Master Franchisee (directly or indirectly) or before Master Franchisee began training. If Franchisor includes any matter in Confidential Information, anyone claiming that it is not Confidential Information must prove that the exclusion in this paragraph is fulfilled.

12.B. Innovations. Master Franchisee agrees that all ideas, concepts, methods, techniques, and products conceived or developed during the Term by Master Franchisee, any of its Affiliates, any Subfranchisee, or any of their respective agents, employees, or representatives relating directly or indirectly to the System or the development, marketing, or operation of Jersey Mike’s Restaurants (collectively, “Innovations”) are deemed to be Franchisor’s property, part of the System, and works-made-for-hire for Franchisor. To the extent any Innovation does not qualify as a work-made-for-hire for Franchisor, by this paragraph Master Franchisee hereby assigns ownership of that Innovation, and all intellectual property and other rights to and in the Innovation, to Franchisor and further agrees upon reasonable request by Franchisor to sign (and require any applicable Subfranchisee to sign) and deliver any instruments and documents, provide such assistance, and perform such other acts that Franchisor periodically requires to evidence and permit Franchisor to obtain sole and exclusive ownership of all intellectual property and other rights to the Innovation. Franchisor has no obligation to compensate any person or entity for such Innovation. Master Franchisee may not use, or permit any Subfranchisee or any other person or entity to use, any Innovation, whether in connection with Master Franchisee’s business under this Agreement, any Jersey Mike’s Restaurant, or otherwise, without obtaining Franchisor’s prior written approval.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

12.C. Language and Translations. All forms of Subfranchise Agreements, Standards Compilations, Territory Standards Compilations, materials and information concerning prospective Subfranchisees, marketing plans and training plans, and other documents that Franchisor delivers to Master Franchisee, or that Master Franchisee delivers to Franchisor, under this Agreement will be in the English language. If required by Franchisor or any Legal Requirement, or deemed necessary by Master Franchisee, Master Franchisee will at its own expense translate any such document(s) into the language(s) used in the Territory. Before using it, Master Franchisee agrees to submit to Franchisor for its approval the translated version of any such document or any other document that is otherwise subject to Franchisor’s approval under this Agreement. Master Franchisee agrees to make any changes to the translated documents that Franchisor reasonably specifies. Franchisor will own all copyrights and other intellectual property rights in and to the English versions and any translations of any such documents. Upon Franchisor’s request, Master Franchisee must, and agrees to cause all individuals who participated in any translation to, execute written assignments and waivers to assign to Franchisor or its designate all intellectual property rights in those translations.

13. Exclusive Relationship

Master Franchisee and the Owner of a [*****] equity interest in Master Franchisee, agree that, during the Term, Master Franchisee, such Owner and each officer and director of Master Franchisee, will not:

(a) have any direct or indirect, controlling or non-controlling Ownership Interest — whether of record, beneficial, or otherwise — in a Competitive Business (as defined on Exhibit A hereto means [*****], provided that this restriction will not apply to the ownership of shares of a class of securities listed on a stock exchange representing less than three percent (3%) of the number of shares of that class of securities issued and outstanding;

(b) perform services as a director, officer, manager, employee, consultant, representative, or agent for a Competitive Business (as defined on Exhibit A) located or operating in the Territory; or

(c) directly or indirectly loan any money or other thing of value, guarantee any other person’s loan, or lease any real or personal property to any Competitive Business (as defined on Exhibit A) located or operating in the Territory or any Affiliate, owner, director, officer, manager, employee, or agent of any Competitive Business (as defined on Exhibit A) located or operating in the Territory.

[*****]

14. Transfer

14.A. Transfer by Franchisor. Franchisor has the right to change its ownership or form and/or to assign this Agreement and any other agreement to a third party without restriction and without notice to or consent from Master Franchisee. After Franchisor assigns this Agreement to

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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a third party that expressly assumes this Agreement’s obligations, Franchisor no longer will have any performance or other obligations under this Agreement. That assignment will constitute a release and novation with respect to this Agreement, and the new owner-assignee will be liable to Master Franchisee as if it had been an original party to this Agreement. Specifically and without limiting the foregoing, Master Franchisee agrees that Franchisor has the right to sell its assets (including this Agreement), the Marks, or the System to a third party; offer its ownership interests privately or publicly; merge, acquire other business entities, or be acquired by another business entity; and/or undertake a refinancing, recapitalization, leveraged buyout, securitization, or other economic or financial restructuring.

14.B. Transfer by Master Franchisee. The rights and duties that this Agreement creates are personal to Master Franchisee and its Owners, and Franchisor has entered into this Agreement in reliance upon the individual and collective character, skill, aptitude, attitude, business ability, and financial capacity of Master Franchisee and its Owners. Therefore, Master Franchisee and its Owners agree that:

(1) [*****]; and

(2) no obligations, rights, or interest of Master Franchisee in (a) this Agreement, (b) any of Master Franchisee’s assets (other than in the ordinary course of business), (c) any Master Franchisee Restaurant, or (d) any Subfranchise Agreement, may be transferred without Franchisor’s prior written approval. [******].

[******]

Any transfer without Franchisor’s approval constitutes a breach of this Agreement, will be of no force or effect, and will convey no rights or obligations at all.

Master Franchisee agrees to notify Franchisor, and to provide Franchisor such information regarding any proposed transfer that Franchisor requests, at least one hundred twenty (120) days before the proposed effective date of the transfer covered by this Section 14.B (although this does not mean that Franchisor has approved or must approve the proposed transfer) and to reimburse Franchisor for all reasonable expenses (including attorneys’ fees) Franchisor incurs in evaluating, documenting, and approving or disapproving a proposed transfer under this Section 14.B.

In this Agreement, the term “transfer,” whether or not capitalized, includes any voluntary, involuntary, direct, or indirect assignment, sale, gift, or other disposition and includes the following events, whether they impact Master Franchisee (or its Owners) directly or indirectly:

(a) transfer of record or beneficial ownership of any Ownership Interest or the right to receive all or a portion of Master Franchisee’s profits or losses or any capital appreciation relating to Master Franchisee, any Master Franchisee Restaurant, or any Subfranchise Agreement (whether directly or indirectly);

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(b) a merger, consolidation, or exchange of Ownership Interests, issuance of additional Ownership Interests or securities representing or potentially representing Ownership Interests, or a redemption of Ownership Interests;

(c) any sale or exchange of voting interests or securities convertible to voting interests or any management agreement or other agreement granting the right to exercise or control the exercise of the voting rights of any Owner or to control Master Franchisee or the operations or affairs of Master Franchisee’s business, any Master Franchisee Restaurant, or any Subfranchise Agreement;

(d) transfer of a direct or indirect Ownership Interest or other interest in Master Franchisee, this Agreement, any Subfranchise Agreement, any Master Franchisee Restaurant, or any FF&E in a divorce, insolvency, or entity dissolution proceeding or otherwise by operation of law;

(e) if one of Master Franchisee’s Owners dies, transfer of a direct or indirect Ownership Interest or other interest in Master Franchisee, this Agreement, any Subfranchise Agreement, any Master Franchisee Restaurant, or any FF&E by will, declaration of or transfer in trust, or under the laws of intestate succession; or

(f) the grant of a mortgage, charge, pledge, collateral assignment, lien, or security interest in any Ownership Interest or other interest in Master Franchisee, this Agreement, any Master Franchisee Restaurant, or any Subfranchise Agreement; foreclosure upon or attachment or seizure of any Subfranchise Agreement; or Master Franchisee’s transfer, surrender, or loss of the possession, control, or management of all or any material portion of the operation of Master Franchisee’s business, any Master Franchisee Restaurant, or any Subfranchise Agreement.

14.C. Franchisor’s Right of First Consideration.

(1) During this Agreement’s Term, if Master Franchisee or any of its Owners desires to pursue the sale or transfer of (a) this Agreement or (b) a controlling Ownership Interest in Master Franchisee (each, a “Covered Transaction”), Master Franchisee must give Franchisor written notice of such desire (the “Notice of Intent”), and wait for Franchisor’s written response, before Master Franchisee or any of its Owners or representatives is permitted to begin discussions or negotiations with any other party, including prospective purchasers and investment advisors. The Notice of Intent must include the proposed form of the Covered Transaction and the proposed price or price range for the Covered Transaction. Franchisor will have forty-five (45) days after receiving the Notice of Intent (the “Consideration Period”) to consider pursuing the proposed Covered Transaction. Master Franchisee and its Owners must send Franchisor such information about the proposed Covered Transaction and Master Franchisee that Franchisor requests, including preliminary due diligence materials that Franchisor deems necessary to assess whether to pursue the proposed Covered Transaction.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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(2) If Franchisor is interested in pursuing the proposed Covered Transaction, Franchisor will send Master Franchisee written notice of such interest (the “Notice of Interest”) by the end of the Consideration Period. If Franchisor sends Master Franchisee the Notice of Interest, then for a period of forty-five (45) days from the date of the Notice of Interest (the “Negotiation Period”), Master Franchisee and its Owners will negotiate in good faith exclusively with Franchisor regarding the proposed Covered Transaction. For the avoidance of doubt, the Notice of Interest will trigger the exclusive Negotiation Period but will not create a binding commitment on either Master Franchisee or Franchisor to complete a Covered Transaction unless and until a definitive agreement is executed by the applicable parties. During the Negotiation Period, Master Franchisee and its Owners and their respective agents and representatives may not directly or indirectly encourage, solicit, initiate, or continue discussions or negotiations with, or otherwise approach, any other party concerning any proposed Covered Transaction, and Master Franchisee must send Franchisor such information that Franchisor requests to complete its due diligence investigation.

(3) If Franchisor does not provide Notice of Interest by the end of the Consideration Period, or if Franchisor does provide Notice of Interest by the end of the Consideration Period but Master Franchisee and its Owners fail after good-faith negotiations to reach agreement with Franchisor on a proposed Covered Transaction by the end of the Negotiation Period, then Master Franchisee and its Owners will have the right to seek to enter into a Covered Transaction with a third party involving the same ownership interests or assets identified in the Notice of Intent, provided that (i) Franchisor consents to the Covered Transaction with the third party (as described in Section 14.B above), (ii) the price for the sale to the third party is [***] of the price offered in the last proposal made to Franchisor, and (iii) if Franchisor approves the proposed Covered Transaction (although without any obligation to do so), the transaction is consummated [***]. If the proposed Covered Transaction is not consummated [***], then the provisions of this Section 14.C will once again apply, and the proposed Covered Transaction must once again be offered to Franchisor for a new Consideration Period.

(4) [***]

15. Termination of this Agreement

15.A. Termination by Franchisor. Franchisor has the right, at its option but subject to Legal Requirements, to terminate this Agreement and all of Master Franchisee’s rights under this Agreement, effective upon delivery of written notice of termination to Master Franchisee, if:

(1) Master Franchisee fails to comply with the Development Schedule by the end of any Development Period and does not cure such failure by the end of the immediately-following Development Period;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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(2) Master Franchisee or any of its Owners has made or makes a material misrepresentation or omission in acquiring any of the rights or operating the business under this Agreement;

(3) Master Franchisee or any of its Owners makes or attempts to make an assignment or transfer in violation of this Agreement;

(4) Master Franchisee or any of its Affiliates, or any of its or their respective Owners, is convicted of (a) a serious crime involving moral turpitude or (b) any other crime or offence that is of sufficient seriousness as to be triable only on indictment at the Crown Court;

(5) Master Franchisee or any of its Affiliates, or any of its or their respective Owners, seeks to register any Mark anywhere in the world, makes any unauthorized use of the Marks, or knowingly makes any unauthorized use or disclosure of any part of the Standards Compilations, Territory Standards Compilations, or other Confidential Information;

(6) Master Franchisee or an Owner of a [*****] in Master Franchisee breaches Section 13;

(7) Master Franchisee violates any material Legal Requirement applicable to the business conducted under this Agreement and does not begin to correct the violation immediately, and correct the violation completely within thirty (30) days, after Master Franchisee has received notice (whether from Franchisor or any other person or entity) of the violation;

(8) Master Franchisee violates any health, safety, or sanitation law or regulation, violates any System Standard as to food handling, cleanliness, or health and sanitation, or if the operation of any Master Franchisee Restaurant presents a health or safety hazard to its customers or the public, and Master Franchisee does not cure such default within seven (7) days following notice from Franchisor or a relevant government agency;

(9) Master Franchisee fails on three (3) or more separate occasions within any twelve (12) consecutive-month period to comply with any one or more obligations under this Agreement, unless these failures are corrected after Franchisor delivers written notice to Master Franchisee and whether these failures involve the same or different obligations under this Agreement;

(10) any Master Franchisee Restaurant in the Territory is operating in violation of any Legal Requirement or in a manner that is dangerous or unsafe to the public, or the applicable Subfranchisee is in violation of any provision of its Subfranchise Agreement, and in any such event Master Franchisee fails to correct any such condition (including, if applicable, by terminating the applicable Subfranchise Agreement and enforcing its post termination covenants) as soon as is reasonably practical, but in any event within thirty (30) days after Master Franchisee first learns of the condition;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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(11) Master Franchisee fails on two (2) or more separate occasions within any six (6) consecutive-month period, or on three (3) or more separate occasions within any thirty-six (36) consecutive-month period, to comply with the same obligation under this Agreement, unless those failures are corrected after Franchisor delivers written notice to Master Franchisee;

(12) Master Franchisee makes an assignment for the benefit of creditors, or admits in writing its insolvency or inability to pay its debts generally as they become due, or its liabilities exceed its assets; Master Franchisee consents to the appointment of a receiver, trustee, or liquidator of all or the substantial part of its property; any Master Franchisee Restaurant, any Subfranchise Agreement, or any of Master Franchisee’s assets is attached, seized, subjected to a writ or distress warrant, or levied upon, unless the attachment, seizure, writ, warrant, or levy is vacated within thirty (30) days; any order appointing a receiver, trustee, or liquidator of Master Franchisee is not vacated within thirty (30) days following the order’s entry; or Master Franchisee files a voluntary petition in bankruptcy or for relief under any present or future law relating to bankruptcy, files any pleading seeking any reorganization, liquidation, or dissolution under any law, admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated a bankrupt or insolvent;

(13) Master Franchisee fails to pay Franchisor (or its Affiliate) any amounts due, whether arising under this Agreement or any other agreement, and does not correct the failure within thirty (30) days after Franchisor delivers written notice of that failure to Master Franchisee; or (14) Master Franchisee or its Affiliate fails to comply with any other provision of this Agreement or any mandatory System Standard and does not correct the failure within thirty (30) days after Franchisor delivers written notice of that failure to Master Franchisee.

Franchisor and Master Franchisee acknowledge and agree that the occurrence of any event listed above constitutes just cause for Franchisor’s termination of this Agreement and that a court order will not be required to give effect to any termination of this Agreement or any other exercise of Franchisor’s rights or remedies under this Agreement.

15.B. Termination of Rights for any Master Franchisee Restaurant. Without limiting Franchisor’s rights and remedies under Section 15.A, Franchisor has the right to terminate Master Franchisee’s right to operate any Master Franchisee Restaurant, effective upon delivery of written notice of termination to Master Franchisee, if any of the events described in Section 15.A involves or otherwise relates to that Master Franchisee Restaurant. [*****].

15.C. Additional Remedies. Upon the occurrence of any event in Section 15.A, Franchisor has the right, at its option and instead of terminating this Agreement under Section 15.A, to elect to take any or all of the following actions without terminating this Agreement:

(1) temporarily suspend or permanently terminate Master Franchisee’s right to grant additional Subfranchises and Development Rights, in which event Master Franchisee will be obligated to continue providing all services and performing all obligations to Subfranchisees under all effective Subfranchise Agreements;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(2) terminate Master Franchisee’s right to develop additional Master Franchisee Restaurants in the Territory; and/or

(3) temporarily suspend or permanently terminate Master Franchisee’s right to develop new Jersey Mike’s Restaurants in all, or any geographic area that is part, of the Territory.

Without limiting the generality of the foregoing, if (a) Master Franchisee expressly breaches the Territory Standards Compilations, (b) there are any breaches by Master Franchisee that materially, adversely impact Franchisor’s reputation, and/or (c) there are any breaches by Master Franchisee that give rise to violations of health and safety requirements set forth in this Agreement or in accordance with Legal Requirements, Franchisor has the right to require Master Franchisee’s Brand Manager and other Master Franchisee personnel whom Franchisor designates to retrain in accordance with Section 3.C and to meet with Franchisor’s senior leadership.

16. Rights and Obligations Upon Termination or Expiration

16.A. Payment of Amounts Owed. Master Franchisee agrees to pay within ninety (90) days after this Agreement expires or is terminated, or on any later date that the amounts due are determined, all amounts owed to Franchisor or its Affiliates under this Agreement or any related agreement which then are unpaid.

16.B. Use of Intellectual Property. When this Agreement expires or is terminated for any reason:

(1) Master Franchisee must take all action required to cancel all fictitious or assumed name or equivalent registrations relating to its use of the Marks and, at Franchisor’s option, assign to Franchisor (or its designee) or cancel any electronic address, domain name or website, or rights maintained in connection with any search engine that directly or indirectly associate Master Franchisee or any Jersey Mike’s Restaurant in the Territory with Franchisor, the Marks, the System, or the network of Jersey Mike’s Restaurants;

(2) Master Franchisee and its Owners may not directly or indirectly at any time or in any manner: (a) use any Mark, any colorable imitation of a Mark, any trademark, service mark, or commercial symbol that is confusingly similar to any Mark, or other indicia of a Jersey Mike’s Restaurant in any manner or for any purpose; or (b) use for any purpose any trade dress, trade name, trademark, service mark, or other commercial symbol that indicates or suggests a connection or association with Franchisor or the network of Jersey Mike’s Restaurants;

(3) Master Franchisee must immediately cease using any Confidential Information in any business or otherwise and return to Franchisor all Standards Compilations, Territory Standards Compilations, and any other confidential materials that Franchisor has made available in tangible form for use under this Agreement, and Master Franchisee and its Owners may not sell, trade, or otherwise profit in any way from any Confidential Information at any time; and

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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(4) Master Franchisee agrees to cause all Subfranchisees whose Subfranchise Agreements are not assigned to Franchisor or its assignee pursuant to Section 16.D below to comply with the obligations in (1) through (3) above and in Section 16.C(1) through (3) below and any other post-termination obligations under the applicable Subfranchise Agreements.

16.C. De-identification of Jersey Mike’s Restaurants. Upon the closing of any Jersey Mike’s Restaurant in the Territory, Franchisor’s delivery of written notice under Section 15.B with respect to any Master Franchisee Restaurant, or the expiration (without the grant of a Successor Subfranchise) or termination of any Subfranchise Agreement, or after this Agreement expires or is terminated for any reason with respect to all Jersey Mike’s Restaurants in the Territory, Master Franchisee must (or cause the applicable Subfranchisee to):

(1) immediately post a temporary notice or sign at the Jersey Mike’s Restaurant entrance announcing that the Restaurant will no longer operate as a Jersey Mike’s Restaurant and otherwise stop identifying the Restaurant as a Jersey Mike’s Restaurant or as part of the network of Jersey Mike’s Restaurants;

(2) within five (5) days thereafter, remove and destroy all exterior and interior signs, advertising, marketing, and promotional materials, forms, and other documents containing any of the Marks or otherwise identifying or relating to a Jersey Mike’s Restaurant; and

(3) within thirty (30) days thereafter, make such alterations as Franchisor reasonably specifies to distinguish the Restaurant and its assets clearly from their former appearance as a Jersey Mike’s Restaurant and from other Jersey Mike’s Restaurants in order to prevent a likelihood of public confusion and otherwise take the steps that Franchisor specifies to de-identify the Restaurant, including permanently removing all Marks and trade dress from the Restaurant’s walls and FF&E and altering the Restaurant’s color scheme, layout, and other aspects of the trade dress associated with the System.

16.D. Assumption of Subfranchise Agreements.

(1) Upon the expiration or termination of this Agreement for any reason, Franchisor has the right, in its sole judgment, to assume (or have its designee assume) any or all of the then-existing Subfranchise Agreements. Master Franchisee agrees to comply with such instruction from Franchisor, and to assign the relevant Subfranchise Agreement(s) to Franchisor (or its designee) accordingly (and execute all documents that Franchisor reasonably requires to implement such assignment), within thirty (30) days after receiving Franchisor’s notice or as Franchisor otherwise instructs.

(2) Any such assignment and assumption will not relieve Master Franchisee of any obligation or liability accrued to the relevant Subfranchisee before the date of the assignment and assumption. Neither Franchisor, its Affiliates, any individual or entity that Franchisor designates to assume Master Franchisee’s responsibilities under the assigned Subfranchise Agreements, nor any successor subfranchisor for the Territory will, under any circumstances, assume or be liable for Master Franchisee’s obligation, performance,

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated
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or liability under this Agreement or any Subfranchise Agreement arising before the effective date of termination or expiration.

16.E. Covenant Not to Compete. Upon expiration or termination of this Agreement for any reason, Master Franchisee and each person then owning [*****] in Master Franchisee agree that, for two (2) years beginning on the effective date of termination or expiration (subject to extension as provided below), neither Master Franchisee, nor such owner, will:

(1) have any direct or indirect, controlling or non-controlling Ownership Interest, whether of record, beneficial, or otherwise, in a Competitive Business (as defined on Exhibit A) located or operating in the Territory, provided that this restriction will not apply to the ownership of shares of a class of securities listed on a stock exchange representing less than three percent (3%) of the number of shares of that class of securities issued and outstanding;

(2) perform services as a director, officer, manager, employee, consultant, representative, or agent for a Competitive Business (as defined on Exhibit A) located or operating in the Territory;

(3) directly or indirectly loan any money or other thing of value, guarantee any other person’s loan, or lease any real or personal property to any Competitive Business (as defined on Exhibit A) located or operating in the Territory or any Affiliate, owner, director, officer, manager, employee, or agent of any Competitive Business (as defined on Exhibit A) located or operating in the Territory; or

(4) divert or attempt to divert any actual or potential business or customer of any Jersey Mike’s Restaurant to any Competitive Business (as defined on Exhibit A) located or operating in the Territory.

The time period during which these restrictions apply will be automatically extended, with respect to all persons that this Section 16.E covers, for each day during which any person covered by this Section 16.E is not complying fully with this Section 16.E.

16.F. Continuing Obligations. All of Franchisor’s and Master Franchisee’s obligations under this Agreement which expressly or by their nature survive this Agreement’s expiration or termination will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until such obligations are satisfied in full or by their nature expire.

16.G. No Compensation. After this Agreement expires or is terminated for any reason, Master Franchisee will not be entitled to receive any compensation or payment from Franchisor, whether for actual, consequential, indirect, special, or incidental damages, costs, or expenses, whether foreseeable or unforeseeable (including labor claims or loss of profits, investments, or goodwill), any and all rights to which Master Franchisee hereby waives and disclaims. Master Franchisee acknowledges that any enhancement of goodwill or customer base of Franchisor or the Jersey Mike’s brand will be mainly attributable to the Marks, the Confidential Information, and the System, as well as the continuing support of Franchisor, and that Master Franchisee has no right to compensation for any contribution it might have made to such enhancement of goodwill or customer base.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

17. Relationship, Indemnification, and Insurance

17.A. Relationship of the Parties. This Agreement does not create a fiduciary relationship between Franchisor and Master Franchisee, they are and will be independent contractors, and nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, joint employer, partner, or employee of the other for any purpose. Master Franchisee agrees to identify itself conspicuously in all dealings with others as a master franchisee and licensee of Franchisor and conspicuously and prominently to place such other notices of independent ownership on such forms, business cards, and other materials as Franchisor periodically requires. Neither Party has any right to create any obligation on behalf of the other except as expressly provided in this Agreement.

17.B. No Liability for Acts of Other Party. Franchisor and Master Franchisee agree not to make any express or implied agreements, warranties, guarantees, or representations, or incur any debt, in the name or on behalf of the other or represent that their respective relationship is other than franchisor and master franchisee. Franchisor will not be obligated for any damages to any person or property directly or indirectly arising out of the business Master Franchisee conducts under this Agreement.

17.C. Taxes. Subject to Section 4.H, Franchisor has no liability for any sales, value added, withholding, use, service, stamp duty, occupation, excise, gross receipts, income, property, payroll, or other taxes, whether levied upon this Agreement, Master Franchisee, one or more Jersey Mike’s Restaurants in the Territory, Master Franchisee’s property, or Franchisor, in connection with the business conducted by Master Franchisee (except any taxes that Franchisor is required by law to collect from Master Franchisee with respect to purchases from Franchisor and Franchisor’s U.S. income taxes). Payment of all such taxes is Master Franchisee’s responsibility.

17.D. Indemnification and Defense.

(1) Master Franchisee agrees to indemnify and hold harmless Franchisor, its Affiliates, and its and their respective Owners, directors, officers, employees, agents, representatives, successors, and assignees (the “Indemnified Parties”) against, and to reimburse any one or more of the Indemnified Parties for, all Losses (defined below) directly or indirectly arising out of or relating to: (a) the development or operation of any Jersey Mike’s Restaurant in the Territory; (b) the business Master Franchisee conducts under this Agreement; (c) Master Franchisee’s breach of this Agreement; (d) Master Franchisee’s or any Subfranchisee’s noncompliance or alleged noncompliance with any Legal Requirement; or (e) claims alleging either intentional or negligent conduct, acts, or omissions by Master Franchisee, any Subfranchisee, or any of their contractors (or any of their employees, agents, or representatives), or by Franchisor or its Affiliates (or its or their contractors or any of its or their employees, agents, or representatives), subject to Section 17.D(3). “Losses” means any and all losses, expenses, obligations, liabilities, damages (actual, consequential, or otherwise), and reasonable defense costs that an Indemnified Party incurs, including accountants’, arbitrators’, attorneys’, and expert witness’ fees, costs of investigation and proof of facts, court costs, travel and living expenses, and other expenses of litigation, arbitration, or alternative dispute resolution, regardless of whether litigation, arbitration, or alternative dispute resolution is commenced.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(2) Master Franchisee agrees to defend the Indemnified Parties against any and all claims asserted or inquiries made (formally or informally), or legal actions, investigations, or other proceedings brought, by a third party and directly or indirectly arising out of or relating to any matter described in Sections 17.D(1)(a) through (e) above (collectively, “Proceedings”), including those alleging the Indemnified Party’s negligence, gross negligence, willful misconduct, and/or willful wrongful omissions. Each Indemnified Party has the right, at Master Franchisee’s expense, to defend and otherwise respond to and address any claim asserted or inquiry made, or Proceeding brought, that is subject to this Section 17.D (instead of having Master Franchisee defend it as required above), and to agree to settlements or take any other remedial, corrective, or other actions, all of which defense and response costs and other Losses will be Master Franchisee’s sole responsibility, subject to Section 17.D(3). An Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its Losses, in order to maintain and recover fully a claim against Master Franchisee, and Master Franchisee agrees that a failure to pursue a recovery or mitigate a Loss will not reduce or alter the amounts that an Indemnified Party has the right to recover from Master Franchisee under this Section 17.D. Master Franchisee’s obligations under this Section 17.D will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination.

(3) Despite Section 17.D(1), Master Franchisee has no obligation to indemnify or hold harmless an Indemnified Party, and Franchisor will reimburse Master Franchisee, for any Losses (including costs of defending any Proceeding under Section 17.D(2)) to the extent they are determined in a final, unappealable ruling issued by a court or arbitrator with competent jurisdiction to have been caused solely and directly by the Indemnified Party’s willful misconduct or gross negligence, so long as the claim to which those Losses relate is not asserted on the basis of theories of vicarious liability (including agency, apparent agency, or joint employment) or Franchisor’s failure to compel Master Franchisee to comply with this Agreement. However, nothing in this Section 17.D(3) limits Master Franchisee’s obligation to defend Franchisor and the other Indemnified Parties under Section 17.D(2).

17.E. Insurance. Master Franchisee agrees to maintain insurance necessary to comply with all Legal Requirements and maintain general liability and other insurance that Franchisor reasonably specifies against claims for bodily and personal injury, death, and property damage and other losses caused by or occurring in connection with Master Franchisee’s conduct of business under this Agreement. Master Franchisee must maintain this insurance under one or more policies containing minimum liability and types of coverages appropriate in the Territory. Each insurance policy must name Franchisor and its Affiliates as additional insureds, contain a waiver of all subrogation rights against Franchisor, its Affiliates, and their successors and assigns, and provide for thirty (30) days’ prior written notice to Franchisor of any policy’s material modification, cancellation, or expiration. Master Franchisee agrees to furnish to Franchisor annually a copy of the certificates of insurance or other evidence Franchisor periodically requests to demonstrate that such insurance coverage is in force. Franchisor has no obligation to specify types or amounts of insurance coverage for Master Franchisee and no liability to Master Franchisee if it does not do so or if the minimum types or amounts of insurance coverage Franchisor specifies are insufficient.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

17.F. No Commercial Agency; No Technology Transfer. The Parties expressly recognize and agree that this Agreement does not constitute a technology transfer or commercial agency under any law, statute, or regulation in force (if any) that regulates the transfer of technology, commercial agencies, concession contracts, or contracts between a “supplier” and a “distributor,” “commercial agent,” “agent,” or “representative” (collectively, the “Commercial Agency Law”). Accordingly, Master Franchisee agrees not to register this Agreement under any Commercial Agency Law, even if such registration is available, without Franchisor’s prior written consent.

18. Enforcement

18.A. Severability and Substitution of Valid Provisions. Except as expressly provided to the contrary in this Agreement (including in Section 18.G), each Section, subsection, paragraph, term, and provision of this Agreement is severable, and if, for any reason, any part is held to be invalid or contrary to or in conflict with any applicable present or future Legal Requirement in a final, unappealable ruling issued by any court, agency, or arbitrator with competent jurisdiction, that ruling will not impair the operation of, or otherwise affect, any other portions of this Agreement, which will continue to have full force and effect and bind the Parties. If any covenant restricting competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited, and/or length of time, but would be enforceable if modified, Master Franchisee and Franchisor agree that the covenant will be enforced to the fullest extent permissible under the Legal Requirements and public policies applied in the jurisdiction whose law determines the covenant’s validity. If any provision in this Agreement restricting mediation or arbitration is deemed unenforceable for any reason, but would be enforceable if modified, Franchisor and Master Franchisee agree that the provision will be enforced to the fullest extent permissible under the Legal Requirements and public policies applied in the jurisdiction whose law determines the provision’s validity. If any applicable and binding Legal Requirement of any jurisdiction requires more notice than this Agreement requires of termination or of Franchisor’s refusal to enter into a successor agreement, or if, under any applicable and binding Legal Requirement of any jurisdiction, any provision of this Agreement or any System Standard is invalid, unenforceable, or unlawful, the notice and/or other action required by the Legal Requirement will be substituted for the comparable provisions of this Agreement, and Franchisor may modify the invalid or unenforceable provision or System Standard to the extent required to be valid and enforceable or delete the unlawful provision in its entirety. Master Franchisee agrees to be bound by any promise or covenant imposing the maximum duty the law permits which is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

18.B. Waiver of Obligations and Force Majeure. Franchisor and Master Franchisee may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice to the other or another effective date stated in the notice of waiver. However, no interpretation, change, termination, or waiver of any of this Agreement’s provisions will bind Franchisor unless in writing and signed by one of its officers and specifically identified as an amendment to this Agreement. No modification, waiver, termination, rescission, discharge, or cancellation of this Agreement will affect the right of any Party to enforce any claim or right under this Agreement, whether or not liquidated, which occurred before the date of such modification, waiver, termination, rescission, discharge, or cancellation. Any waiver Franchisor grants will be without prejudice to any other rights Franchisor has, will be subject to its continuing review, and may be revoked at any time and for any reason, effective upon delivery to Master Franchisee of ten (10) days’ prior written notice.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Franchisor and Master Franchisee will not be deemed to waive or impair any right, power, or option this Agreement reserves (including Franchisor’s right to demand exact compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the Term expires) because of any custom or practice at variance with this Agreement’s terms; Franchisor’s or Master Franchisee’s failure, refusal, or neglect to exercise any right under this Agreement or to insist upon the other’s compliance with this Agreement, including any System Standard; Franchisor’s waiver of or failure to exercise any right, power, or option, whether of the same, similar, or different nature, with other master franchisees or licensees of Jersey Mike’s Restaurants; the existence of master franchise or license agreements containing provisions different from those contained in this Agreement; or Franchisor’s acceptance of any payments due from Master Franchisee after any breach of this Agreement. No special or restrictive legend or endorsement on any payment made to Franchisor will be a waiver, compromise, settlement, or accord and satisfaction. Franchisor is authorized to ignore any legend or endorsement, which will have no effect.

Neither Franchisor nor Master Franchisee will be liable for loss or damage or be in breach of this Agreement if Franchisor’s or Master Franchisee’s failure to perform obligations results from: (1) compliance with the orders, requests, regulations, or recommendations of any government which do not arise from a violation or alleged violation of any Legal Requirement; (2) acts of God; (3) fires, pandemic, extreme weather conditions, strikes, embargoes, war, acts of terrorism or similar events, or riot; or (4) any other similar event or cause. Any delay resulting from these causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that these causes will not excuse payment of amounts owed at the time of the occurrence or payment of amounts due afterward. Notwithstanding the foregoing, if any such cause continues for more than one hundred eighty (180) days, Franchisor has the right to terminate this Agreement in its entirety. Under no condition do any financing delays or difficulties, or difficulties in finding acceptable sites for Jersey Mike’s Restaurants, excuse the failure to perform or delay in performance by Master Franchisee of its obligations under this Agreement.

18.C. Costs and Attorneys’ Fees. If Franchisor incurs expenses due to Master Franchisee’s failure to pay when due amounts owed to Franchisor or otherwise to comply with this Agreement, Master Franchisee agrees, whether or not Franchisor initiates a legal proceeding (and, in the event either Franchisor or Master Franchisee does initiate a legal proceeding, if Franchisor prevails in such proceeding), to reimburse Franchisor for any costs and expenses that Franchisor incurs, including reasonable accounting, attorneys’, arbitrators’, and related fees.

18.D. Applying and Withholding Payments. Despite any designation Master Franchisee makes, Franchisor has the right to apply any of Master Franchisee’s payments to any of Master Franchisee’s past due indebtedness to Franchisor (or its Affiliates). Franchisor has the right to set off any amounts Master Franchisee or its Affiliates owe to Franchisor or its Affiliates against any amounts Franchisor or its Affiliates might owe to Master Franchisee or its Affiliates, whether in connection with this Agreement or otherwise. Master Franchisee may not withhold payment of any amounts owed to Franchisor or its Affiliates on the grounds of its or their alleged nonperformance of any of its or their obligations under this Agreement or any other agreement.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

18.E. Rights of Parties are Cumulative. Franchisor’s and Master Franchisee’s rights under this Agreement are cumulative, and their exercise or enforcement of any right or remedy under this Agreement will not preclude their exercise or enforcement of any other right or remedy under this Agreement which either of them is entitled by law to enforce.

18.F. Mediation. Franchisor and Master Franchisee acknowledge that, during the Term, disputes might arise regarding their relationship, rights, and obligations under this Agreement. To facilitate resolution of these disputes, Franchisor and Master Franchisee agree that, during the Term, before commencing an arbitration or judicial action, Franchisor and Master Franchisee will submit any dispute arising from or relating to this Agreement or the relationship between the Parties (except as provided below) for non-binding mediation. The mediation will occur in the city where Franchisor’s headquarters are then located and be conducted by one (1) mediator under the then-current International Mediation Rules of the International Centre for Dispute Resolution (“ICDR”). Any statements a person makes during the mediation will not be admissible in any subsequent litigation or arbitration proceeding. Franchisor and Master Franchisee will each bear its own costs and expenses for the mediation and share equally the costs of any independent third parties or fees required for the mediation. If the dispute is not resolved within forty-five (45) days after the mediator is appointed, Franchisor or Master Franchisee has the right to pursue a dispute resolution mechanism other than mediation according to this Agreement’s terms.

The provisions of this Section 18.F will not apply to any dispute relating to the Marks or to Master Franchisee’s failure to pay amounts owed to Franchisor or its Affiliates or to comply (or to ensure its Subfranchises comply) with the System Standards. Also, despite this Section 18.F, Franchisor and Master Franchisee each have the right in a proper case to seek and obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction.

18.G. Arbitration. All controversies, disputes, or claims between Franchisor (and its Affiliates and its and their respective Owners, officers, directors, managers, agents, and employees, as applicable) and Master Franchisee (and its Affiliates and its and their respective Owners, officers, directors, managers, agents, and employees, as applicable) arising out of or related to:

(1) this Agreement or any other agreement between Master Franchisee and Franchisor or any provision of any of such agreements (including this Section 18.G);

(2) Franchisor’s relationship with Master Franchisee;

(3) the scope and validity of this Agreement or any related agreement or any provision of any of such agreements (including the scope and validity of the arbitration obligations under this Section 18.G, which Master Franchisee and Franchisor acknowledge are to be determined by an arbitrator and not a court);

(4) any Subfranchise Agreement, any related agreement, or any provision of any Subfranchise Agreement or any related agreement; or

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(5) any System Standard (collectively, “Disputes”) will be submitted for arbitration to the ICDR. Except as otherwise provided in this Agreement, such arbitration proceedings will be conducted in the English language before one (1) neutral arbitrator and in accordance with the ICDR’s then-current rules of commercial arbitration for international arbitrations. Arbitration proceedings will be held at a suitable location to be chosen by the arbitrator within ten (10) miles of Franchisor’s then-current principal business address. The arbitrator has no authority to choose a different hearing locale. All matters within the scope of the U.S. Federal Arbitration Act (9 U.S.C. Sections 1 et seq.) will be governed by it and not by any state or foreign arbitration law.

The arbitrator has the right to award or include in his or her award any relief which he or she deems proper in the circumstances, including money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys’ fees and costs, provided that: (i) the arbitrator will not have authority to declare any Mark generic or otherwise invalid; and (ii) except for punitive, exemplary, and other forms of multiple damages available under U.S. federal law or owed to third parties which are subject to indemnification under Section 17.D, Franchisor and Master Franchisee waive to the fullest extent permitted by law any right to or claim for any punitive, exemplary, or other forms of multiple or enhanced damages against the other and agree that, in the event of a dispute between them, the Party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains. The arbitrator’s award and decision will be conclusive and bind all Parties, and judgment upon the award may be entered in any court of competent jurisdiction.

Franchisor and Master Franchisee agree to be bound by the provisions of any limitation on the period of time within which claims must be brought under this Agreement or applicable law, whichever expires first. In connection with any such arbitration proceeding, each of Franchisor and Master Franchisee must submit or file any claim that would constitute a compulsory counterclaim (as defined by the then-current Rule 13 of the U.S. Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding will be barred. The arbitrator may not consider any settlement discussions or offers that might have been made by either Master Franchisee or Franchisor.

Franchisor and Master Franchisee agree that arbitration will be conducted on an individual basis and not on a joint, collective, representative, or class-wide basis and that only Franchisor (and its Affiliates and its and their respective Owners, officers, directors, managers, agents, and employees, as applicable) and Master Franchisee (and its Affiliates and its and their respective Owners, officers, directors, managers, agents, and employees, as applicable) may be the parties to any arbitration proceeding described in this Section 18.G. No such arbitration proceeding may be consolidated with any other arbitration proceeding involving Franchisor and/or any other person or entity. Notwithstanding the foregoing or anything to the contrary in this Section 18.G or Section 18.A, if any court or arbitrator determines that all or any part of the preceding sentence is unenforceable with respect to a Dispute that otherwise would be subject to arbitration under this Section 18.G, then Franchisor and Master Franchisee agree that this arbitration clause will not apply to that Dispute and that Dispute will be resolved in a judicial proceeding in accordance with this Section 18 (excluding this Section 18.G).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Despite this Section 18.G, Franchisor and Master Franchisee each have the right in a proper case to seek and obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction, provided that the Parties must contemporaneously submit the Dispute for arbitration on the merits according to this Section 18.G. The provisions of this Section 18.G are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination.

18.H. Governing Law. Except to the extent governed by the U.S. Federal Arbitration Act or other U.S. federal law, all Disputes will be governed by the laws of the State of New Jersey, U.S.A., without regard to its conflict of laws rules, except that any law regulating the offer or sale of franchises, business opportunities, or similar interests or governing the relationship between Franchisor and Master Franchisee will not apply unless its jurisdictional requirements are met independently without reference to this Section 18.H.

18.I. Consent to Jurisdiction. Subject to the mediation and arbitration obligations in
Sections 18.F and 18.G, each Party agrees that the exclusive forum for any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, will be the state or federal courts of the State of New Jersey, U.S.A. With respect to any such court action, each Party hereby: (1) irrevocably submits to the personal jurisdiction of such courts; (2) consents to service of process; (3) consents to venue; and (4) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Each Party further agrees that the state and federal courts of the State of New Jersey, U.S.A. are convenient forums for any Dispute arising under this Agreement or as a result of their relationship and that no Party may raise as a defense that such courts are not convenient forums. Notwithstanding the foregoing, Franchisor has the right to bring an action for a temporary restraining order or for temporary or preliminary injunctive relief, or to enforce an arbitration award, in any court in the jurisdiction in which Master Franchisee or any of its Owners resides or any of Master Franchisee’s assets are located.

18.J. Waiver of Punitive Damages and Jury Trial. EXCEPT FOR PUNITIVE, EXEMPLARY, AND OTHER FORMS OF MULTIPLE DAMAGES AVAILABLE TO ANY PARTY UNDER U.S. FEDERAL LAW OR OWED TO THIRD PARTIES WHICH ARE SUBJECT TO INDEMNIFICATION UNDER SECTION 17.D, FRANCHISOR AND MASTER FRANCHISEE (AND ITS OWNERS) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE, EXEMPLARY, OR OTHER FORMS OF MULTIPLE DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN THEM, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

FRANCHISOR AND MASTER FRANCHISEE (AND ITS OWNERS) IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

18.K. Binding Effect. This Agreement is binding upon Franchisor and Master Franchisee and each of their respective executors, administrators, heirs, beneficiaries, and permitted assigns and successors in interest. Subject to Franchisor’s rights to modify the Standards Compilations, System Standards, and System, this Agreement may not be modified except by a written agreement signed by both Master Franchisee and Franchisor.

18.L. Limitations of Claims. EXCEPT FOR CLAIMS ARISING FROM MASTER FRANCHISEE’S NON-PAYMENT OR UNDERPAYMENT OF AMOUNTS IT OWES TO FRANCHISOR OR MASTER FRANCHISEE’S INDEMNIFICATION AND RELATED OBLIGATIONS TO FRANCHISOR UNDER SECTION 17.D, ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FRANCHISOR’S RELATIONSHIP WITH MASTER FRANCHISEE WILL BE BARRED UNLESS AN ARBITRATION OR JUDICIAL PROCEEDING IS COMMENCED IN THE PROPER FORUM WITHIN TWO (2) YEARS FROM THE DATE ON WHICH THE PARTY ASSERTING THE CLAIM KNEW OR SHOULD HAVE KNOWN OF THE FACTS GIVING RISE TO THE CLAIM.

18.M. Construction. The preambles and exhibits are a part of this Agreement, which, together with any riders or addenda signed at the same time as this Agreement, constitutes Franchisor and Master Franchisee’s entire agreement and supersedes all prior and contemporaneous oral or written agreements and understandings between Franchisor and Master Franchisee relating to this Agreement’s subject matter. There are no other oral or written representations, warranties, understandings, or agreements between Franchisor and Master Franchisee relating to this Agreement’s subject matter. Any policies that Franchisor adopts and implements from time to time to guide Franchisor in its decision-making are subject to change, are not a part of this Agreement, and do not bind Franchisor. Except as provided in Sections 17.D and 18.G, nothing in this Agreement is intended or deemed to confer any rights or remedies upon any person or entity not a party to this Agreement, including any Subfranchisee.

References in this Agreement to Franchisor, with respect to all of its rights and all of Master Franchisee’s obligations to Franchisor under this Agreement, include any of Franchisor’s Affiliates with whom Master Franchisee deals in connection with the business Master Franchisee conducts under this Agreement. If two (2) or more persons are at any time the owners of the rights under this Agreement, whether as partners or joint venturers, their obligations and liabilities to Franchisor will be joint and several. “Person” (whether or not capitalized) means any individual, corporation, limited liability company, general or limited partnership, unincorporated association, cooperative, or other legal or functional entity.

The headings of the Sections, subsections, and paragraphs are for convenience only and do not define, limit, or construe their contents. Unless otherwise specified, all references to a number of days mean calendar days and not business days. The words “include” and “including” and words of similar import will be interpreted to mean “including, but not limited to,” and the terms following such words will be interpreted as examples, and not an exhaustive list, of the appropriate subject matter. Whenever a Party’s consent, approval, or acceptance is required under this Agreement, such consent, approval, or acceptance will not be deemed provided unless it is in writing (which may include electronic means). This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed and delivered will be an original, but all the counterparts will together constitute one and the same instrument which will only be deemed executed when counterparts executed by each of the Parties are delivered.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

18.N. The Exercise of Franchisor’s Judgment. Franchisor has the right to operate, develop, and change the System and System Standards in any manner that is not specifically prohibited by this Agreement. Whenever Franchisor has reserved in this Agreement a right to take or to withhold an action, or to grant or decline to grant Master Franchisee a right to take or omit an action, Franchisor will act reasonably and will not unreasonably withhold its approval of any of Master Franchisee’s actions or requests.

18.O. Further Assurances. Master Franchisee agrees, and will cause Subfranchisees, from time to time upon Franchisor’s request to execute, acknowledge, and deliver all such further instruments and documents, and take such other actions, as are reasonably required to effectuate the purposes of this Agreement.

18.P. No Recourse. No past, present, or future director, officer, employee, incorporator, member, partner, stockholder, subsidiary, affiliate, controlling party, entity under common control, ownership, or management, vendor, service provider, agent, attorney, or representative of Franchisor or any of its affiliated entities will have any liability for any obligations or liabilities under this Agreement or for any claim based on, in respect of, or by reason of the transactions this Agreement contemplates.

18.Q. Governing Language. This Agreement originally is written in the English language, and all questions of interpretation of this Agreement will be resolved by reference to the same as written in English. MASTER FRANCHISEE REPRESENTS THAT IT (AND ITS REPRESENTATIVES IN THIS MATTER) UNDERSTANDS THE ENGLISH LANGUAGE AND THAT IT HAS READ AND UNDERSTANDS EACH OF THE PROVISIONS OF THIS AGREEMENT AS WELL AS ALL OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

19. Notices and Payments

All written notices, reports, and payments permitted or required to be delivered by this Agreement will be deemed so delivered: (a) at the time delivered by hand; (b) one (1) business day after transmission by computer transmission if the sender has confirmation of a successful transmission, or (c) five (5) business days after being placed in the hands of a commercial courier service for prepaid express delivery. All such notices, reports, and payments must be addressed to the parties as follows:

If to Franchisor:	JERSEY MIKE’S FRANCHISE SYSTEMS, LLC [***]
If to Master Franchisee:	JM SUBMARINES UK LTD [***] With a copy to McDermott Will & Schulte [***]

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Any Party may change the address for delivery of all such notices and reports by providing notice according to this Section. For purposes of this Agreement, the term “business day” excludes Saturdays, Sundays, and official holidays in both the United States generally and in the Territory.

20. Representations, Warranties and Acknowledgments

To induce Franchisor to sign this Agreement and grant Master Franchisee the rights under this Agreement, Master Franchisee (on behalf of itself and its Owners) represents, warrants, and acknowledges to Franchisor that:

(a) Master Franchisee has independently investigated the Jersey Mike’s Restaurant franchise opportunity and recognizes that, like any other business, the nature of the business of acting as a master franchisee for Jersey Mike’s Restaurants will evolve and change over time.

(b) Investing in the business contemplated by this Agreement involves business risks, and Master Franchisee’s business abilities and efforts are vital to its success.

(c) Master Franchisee has not received or relied upon, and Franchisor expressly disclaims making, any representation, warranty, or guaranty, express or implied, as to the revenues, profits, or success of Master Franchisee’s business or any Jersey Mike’s Restaurant. Any models or similar financial information that Franchisor or its representatives provided to Master Franchisee or its Affiliates (or its or their agents) before the Effective Date were intended solely for informational purposes, are not statements of fact, might not be accurate for use in the Territory, and do not constitute any representation, express or implied, that Master Franchisee or any Subfranchisee can or should expect to achieve those results or similar results. Master Franchisee is not relying on any such models or similar financial information in signing this Agreement, making any other decision, or taking any other action.

(d) Any information Master Franchisee has acquired from other Jersey Mike’s Restaurant licensees or franchisees regarding their sales, profits, or cash flows is not information obtained from Franchisor, and Franchisor makes no representation about that information’s accuracy.

(e) Master Franchisee has no knowledge of any representations made about the Jersey Mike’s Restaurant master franchise opportunity by Franchisor, its Affiliates, or any of its or their officers, directors, Owners, or agents that are contrary to this Agreement’s terms and conditions.

(f) In all of their dealings with Master Franchisee, Franchisor’s Owners, officers, employees, and agents act only in a representative, and not in an individual, capacity and business dealings between Master Franchisee and them as a result of this Agreement are only between Master Franchisee and Franchisor.

(g) All statements Master Franchisee has made and all materials it has given Franchisor in acquiring the rights under this Agreement are accurate and complete, and Master Franchisee has made no misrepresentations or material omissions in obtaining the rights under this Agreement.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(h) Master Franchisee’s execution of, and performance of its obligations under, this Agreement do not conflict with or violate any Legal Requirement or agreement applicable to Master Franchisee or any of its Affiliates.

(i) Master Franchisee’s execution and delivery of, and performance of its obligations under, this Agreement have been duly authorized by all necessary company action.

21. Contracts (Rights of Third Parties) Act 1999

With the exception of any Affiliate of Franchisor for the time being, which has the right to enforce any term of this Agreement that is expressly intended to benefit it, a person who is not a party will have no right under the Contracts (Rights of Third Parties) Act 1999 (“CRTPA”) to enforce any term of this Agreement. For the avoidance of doubt, Franchisor and Master Franchisee (in writing through their authorized representatives) are entitled to amend or vary this Agreement’s terms without having to seek permission of a third party.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective on the Effective Date.

FRANCHISOR		MASTER FRANCHISEE

JERSEY MIKE'S FRANCHISE SYSTEMS, LLC, a Delaware (U.S.A.) limited liability company		JM SUBMARINES UK LTD, a company organized under the laws of the United Kingdom

By:	/s/Charlie Morrison	By:	/s/Peter Canero

Name:	Charlie Morrison	Name:	Peter Canero

Title:	CEO	Title:	CEO

Date:	11/19/2025	Date:	12/01/2025

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT A

TO THE JERSEY MIKE’S MASTER FRANCHISE AND OPERATION AGREEMENT FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

[REMAINDER OF EXHIBIT OMITTED]

A-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT B

TO THE JERSEY MIKE’S MASTER FRANCHISE AND OPERATION AGREEMENT FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

[REMAINDER OF EXHIBIT OMITTED]

B-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT C

TO THE JERSEY MIKE’S MASTER FRANCHISE AM) OPERATION AGREEMENT FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

[REMAINDER OF EXHIBIT OMITTED]

C-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT D

TO THE JERSEY MIKE’S MASTER FRANCHISE AND OPERATION AGREEMENT FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

[REMAINDER OF EXHIBIT OMITTED]

D-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT E

TO THE JERSEY MIKE’S MASTER FRANCHISE AND OPERATION AGREEMENT FOR THE UNITED KINGDOM AND THE REPUBLIC OF IRELAND

[REMAINDER OF EXHIBIT OMITTED]

E-1